Exhibit (17)(a)(iii)

EATON VANCE BALANCED FUND

EATON VANCE DIVIDEND BUILDER FUND

EATON VANCE LARGE-CAP CORE RESEARCH FUND

EATON VANCE LARGE-CAP GROWTH FUND

EATON VANCE LARGE-CAP VALUE FUND

EATON VANCE REAL ESTATE FUND

EATON VANCE SMALL-CAP FUND

EATON VANCE SMALL-CAP VALUE FUND

EATON VANCE SPECIAL EQUITIES FUND
Supplement to Prospectus dated May 1, 2014, as revised July 1, 2014

The following changes are effective October 31, 2014:

1.

The following Funds’ and Portfolios’ names will change:

Current Name

New Name

Eaton Vance Large-Cap Core Research Fund

Eaton Vance Stock Fund

Large-Cap Core Research Portfolio

Stock Portfolio

Eaton Vance Large-Cap Growth Fund

Eaton Vance Growth Fund

Large-Cap Growth Portfolio

Growth Portfolio

2.

The following replaces the first two paragraphs under “Principal Investment Strategies” in “Fund Summaries – Eaton Vance Balanced Fund”:

The Fund seeks to achieve its investment objective by allocating assets between common stocks and fixed-income securities through its investment in two other registered investment companies managed by Eaton Vance Management or its affiliates (the “Portfolios”).  The Fund usually invests between 50% and 75% of its net assets in equity securities by investing in Stock Portfolio and between 25% and 50% of its net assets in fixed-income securities by investing in Investment Grade Income Portfolio.  Set forth below is an overview of the Fund’s investment practices, followed by a description of the characteristics and risks associated with the principal investments and strategies of the Fund as a result of its investment in the Portfolios.

The Fund’s equity securities are primarily common stocks.  The Fund’s fixed-income securities may include preferred stocks, corporate bonds, U.S. Government securities, money market instruments, mortgage-backed securities (including collateralized mortgage obligations), commercial mortgage-backed securities, asset-backed securities (including collateralized debt obligations and collateralized loan obligations), convertible debt securities, inflation-linked debt securities and municipal securities.  A significant portion of the Fund’s fixed-income investments may be in securities issued by various U.S. Government-sponsored entities, such as the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and Federal Home Loan Banks.  Fixed-income securities may be of any credit quality, but investment in securities rated below investment grade (i.e., rated below BBB by Standard & Poor’s Ratings Services (“S&P”) or Baa by Moody’s Investors Service, Inc. (“Moody’s”) or by Fitch Ratings (“Fitch”)) (so-called “junk bonds”) and credit derivatives where the credit rating of the reference instrument is below investment grade will be limited to not more than 15% of total fixed-income assets.  For purposes of rating restrictions, if securities are rated differently by the rating agencies, the higher rating is used.  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign securities directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks and Eurodollar and Yankee Dollar instruments).  The Fund may invest up to 10% of its net assets in real estate investment trusts and may lend its securities.

3.

The following replaces the first paragraph under “Principal Investment Strategies” in “Fund Summaries – Eaton Vance Large-Cap Core Research Fund”:

Under normal market conditions, the Fund invests at least 80% of its net assets in a diversified portfolio of common stocks (the “80% Policy”).  The Fund generally intends to maintain investments in all or substantially all of the market sectors represented in the S&P 500 Index.  Particular stocks owned will not mirror the S&P 500 Index.  The Fund may invest up to 25% of its assets in foreign securities located in developed or emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Fund may also invest in other pooled investment vehicles and may lend its securities.

4.

The following replaces the first paragraph under “Principal Investment Strategies” in “Fund Summaries – Eaton Vance Large-Cap Growth Fund”:

The Fund invests in a broadly diversified selection of equity securities, seeking companies with above-average growth and financial strength.  Under normal market conditions, the Fund invests primarily in large-cap companies.  The portfolio managers generally consider large-cap companies to be those companies with a market capitalization equal to or greater than the median capitalization of companies included in the Russell 1000 Growth Index.  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may also lend its securities.

5.

The following replaces the first paragraph under “Large-Cap Research Portfolio.” in “Further Information about the Portfolios”:

Stock Portfolio.  The Portfolio’s investment objective is to achieve long-term capital appreciation by investing in a diversified portfolio of equity securities.  Under normal market conditions, the Portfolio invests at least 80% of its net assets in a diversified portfolio of common stocks (the “80% Policy”).  The Portfolio generally intends to maintain investments in all or substantially all of the market sectors represented in the S&P 500 Index.  Particular stocks owned will not mirror the S&P 500 Index.  The Portfolio may invest up to 25% of its assets in foreign securities located in developed or emerging market countries.  As an alternative to holding foreign stocks directly, the Portfolio may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Portfolio may also invest in other pooled investment vehicles and may lend its securities. The Portfolio may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  Permitted derivatives include:  the purchase or sale of forward or futures contracts; options on futures contracts; exchange-traded and over-the-counter options; equity collars and equity swap agreements.  When using derivatives, the Portfolio expects to primarily enter into option transactions or a combination of option transactions on individual securities.

August 18, 2014

15907  8.18.14

EATON VANCE BALANCED FUND
EATON VANCE DIVIDEND BUILDER FUND
EATON VANCE LARGE-CAP CORE RESEARCH FUND
EATON VANCE LARGE-CAP GROWTH FUND
EATON VANCE LARGE-CAP VALUE FUND
EATON VANCE REAL ESTATE FUND
EATON VANCE SMALL-CAP FUND
EATON VANCE SMALL-CAP VALUE FUND
EATON VANCE SPECIAL EQUITIES FUND

Supplement to Prospectus dated May 1, 2014, as revised July 1, 2014

The following replaces “Fees and Expenses of the Fund” under “Fund Summaries – Eaton Vance Large-Cap Growth Fund”:

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I	Class R
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class C	Class I	Class R
Management Fees	0.80%	0.80%	0.80%	0.80%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a	0.50%
Other Expenses	0.30%	0.30%	0.30%	0.30%
Total Annual Fund Operating Expenses	1.35%	2.10%	1.10%	1.60%
Expense Reimbursement(2)	(0.30)%	(0.30)%	(0.30)%	(0.30)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.05%	1.80%	0.80%	1.30%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the Large-Cap Growth Portfolio (the “Portfolio”), the Fund’s master Portfolio.

(2)

The administrator has agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.05% for Class A shares, 1.80% for Class C shares, 0.80% for Class I shares and 1.30% for Class R shares.  This expense reimbursement will continue through April 30, 2015.  Any amendment to or a termination of this reimbursement would require written approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as:  brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the administrator during the Fund’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$676	$950	$1,245	$2,081	$676	$950	$1,245	$2,081
Class C shares	$283	$629	$1,101	$2,407	$183	$629	$1,101	$2,407
Class I shares	$82	$320	$577	$1,313	$82	$320	$577	$1,313
Class R shares	$132	$476	$843	$1,875	$132	$476	$843	$1,875

July 10, 2014

15354  7.10.14

Eaton Vance Balanced Fund

Class A Shares - EVIFX Class B Shares - EMIFX Class C Shares - ECIFX Class I Shares - EIIFX

Eaton Vance Dividend Builder Fund

Class A Shares - EVTMX Class B Shares - EMTMX Class C Shares - ECTMX Class I Shares - EIUTX

Eaton Vance Large-Cap Core Research Fund

Class A Shares - EAERX Class C Shares - ECERX Class I Shares - EIERX

Eaton Vance Large-Cap Growth Fund

Class A Shares - EALCX Class C Shares - ECLCX Class I Shares - ELCIX Class R Shares - ELCRX

Eaton Vance Large-Cap Value Fund

Class A Shares - EHSTX Class C Shares - ECSTX Class I Shares - EILVX
Class R Shares - ERSTX Class R6 Shares - ERLVX

Eaton Vance Real Estate Fund

Class A Shares - EAREX Class I Shares - EIREX

Eaton Vance Small-Cap Fund

Class A Shares - ETEGX Class B Shares - EBSMX Class C Shares - ECSMX
Class I Shares - EISGX Class R Shares - ERSGX

Eaton Vance Small-Cap Value Fund

Class A Shares - EAVSX Class B Shares - EBVSX Class C Shares - ECVSX Class I Shares - EIVSX

Eaton Vance Special Equities Fund

Class A Shares - EVSEX Class C Shares - ECSEX Class I Shares - EISEX

Prospectus Dated
May 1, 2014
as revised July 1, 2014

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This Prospectus contains important information about the Funds and the services available to shareholders.  Please save it for reference.

Table of Contents

Fund Summaries	3
Balanced Fund	3
Dividend Builder Fund	8
Large-Cap Core Research Fund	12
Large-Cap Growth Fund	16
Large-Cap Value Fund	20
Real Estate Fund	24
Small-Cap Fund	28
Small-Cap Value Fund	32
Special Equities Fund	36
Important Information Regarding Fund Shares	39
Investment Objectives & Principal Policies and Risks	40
Management and Organization	46
Valuing Shares	50
Purchasing Shares	50
Sales Charges	54
Redeeming Shares	56
Shareholder Account Features	57
Additional Tax Information	58
Financial Highlights	60
Balanced Fund	60
Dividend Builder Fund	62
Large-Cap Core Research Fund	64
Large-Cap Growth Fund	65
Large-Cap Value Fund	67
Real Estate Fund	69
Small-Cap Fund	70
Small-Cap Value Fund	72
Special Equities Fund	74
Further Information about the Portfolios	76

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Fund Summaries

Eaton Vance Balanced Fund

Investment Objective

The Fund’s investment objective is to provide current income and long-term growth of capital.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class B	Class C	Class I
Management Fees	0.04%	0.04%	0.04%	0.04%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	n/a
Other Expenses	0.19%	0.19%	0.19%	0.19%
Acquired Fund Fees and Expenses(1)	0.66%	0.66%	0.66%	0.66%
Total Annual Fund Operating Expenses	1.14%	1.89%	1.89%	0.89%

(1)

Reflects the Fund’s allocable share of the advisory fees and other expenses of the Portfolios in which it invests.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$685	$916	$1,167	$1,881	$685	$916	$1,167	$1,881
Class B shares	$692	$994	$1,221	$2,016	$192	$594	$1,021	$2,016
Class C shares	$292	$594	$1,021	$2,212	$192	$594	$1,021	$2,212
Class I shares	$91	$284	$493	$1,096	$91	$284	$493	$1,096

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 9% of the average value of its portfolio.

Principal Investment Strategies

The Fund seeks to achieve its investment objective by allocating assets between common stocks and fixed-income securities through its investment in two other registered investment companies managed by Eaton Vance Management or its affiliates (the “Portfolios”).  The Fund usually invests between 50% and 75% of its net assets in equity securities by investing in Large-Cap Core Research Portfolio and between 25% and 50% of its net assets in fixed-income securities by investing in Investment Grade Income Portfolio.  Set forth below is an overview of the Fund’s investment practices, followed by a description of the characteristics and risks associated with the principal investments and strategies of the Fund as a result of its investment in the Portfolios.

The Fund’s equity securities are primarily common stocks of large-cap companies.  Large-cap companies are companies having market capitalizations above the 20th percentile of all companies included in the S&P 500 Index.  The Fund’s fixed-income securities may include preferred stocks, corporate bonds, U.S. Government securities, money market instruments, mortgage-

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

backed securities (including collateralized mortgage obligations), commercial mortgage-backed securities, asset-backed securities (including collateralized debt obligations and collateralized loan obligations), convertible debt securities, inflation-linked debt securities and municipal securities.  A significant portion of the Fund’s fixed-income investments may be in securities issued by various U.S. Government-sponsored entities, such as the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and Federal Home Loan Banks.  Fixed-income securities may be of any credit quality, but investment in securities rated below investment grade (i.e., rated below BBB by Standard & Poor’s Ratings Services (“S&P”) or Baa by Moody’s Investors Service, Inc. (“Moody’s”) or by Fitch Ratings (“Fitch”)) (so-called “junk bonds”) and credit derivatives where the credit rating of the reference instrument is below investment grade will be limited to not more than 15% of total fixed-income assets.  For purposes of rating restrictions, if securities are rated differently by the rating agencies, the higher rating is used.  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign securities directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks and Eurodollar and Yankee Dollar instruments).  The Fund may invest up to 10% of its net assets in real estate investment trusts and may lend its securities.

The Fund may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  Permitted derivatives include:  the purchase or sale of credit derivatives, including credit default swaps, interest rate swaps, total return swaps, forward rate contracts and credit options.  Permitted derivatives also include:  the purchase or sale of forwards or futures contracts; options on futures contracts; exchange traded and over-the-counter options; swaptions; equity collars and equity swap agreements.  The Fund may also engage in covered short sales (on individual securities held or on an index or basket of securities whose constituents are held in whole or in part or for which liquid assets have been segregated) and repurchase agreements.

To determine the exact percentage of the Fund’s assets that will be invested from time to time in each Portfolio, the portfolio managers of the Portfolios meet periodically and, taking market and other factors into consideration, agree upon an appropriate allocation.

Principal Risks

Equity Investing Risk. The Fund’s shares may be sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The value of equity investments and related instruments may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and although stock values can rebound, there is no assurance that values will return to previous levels. Preferred stocks may also be sensitive to changes in interest rates. When interest rates rise, the value of preferred stocks will generally fall.

Debt Market Risk.  Economic and other events (whether real or perceived) can reduce the demand for investments held by the Fund, which may reduce their market prices and cause the value of Fund shares to fall. The frequency and magnitude of such changes cannot be predicted.  Certain securities and other investments held by the Fund can experience downturns in trading activity and, at such times, the supply of such instruments in the market may exceed the demand.  At other times, the demand for such instruments may exceed the supply in the market.  An imbalance in supply and demand in the market may result in valuation uncertainties and greater volatility, less liquidity, wider trading spreads and a lack of price transparency in the market.  No active trading market may exist for certain investments, which may impair the ability of the Fund to sell or to realize the full value of such investments in the event of the need to liquidate such assets. Adverse market conditions may impair the liquidity of some actively traded investments.  Fixed income markets have recently experienced a period of relatively high volatility. If the Federal Reserve continues to taper or reverse its quantitative easing stimulus program and/or increases interest rates, fixed income markets could experience continuing high volatility, which could negatively impact the Fund’s performance.

Interest Rate Risk.  In general, the value of income securities will fluctuate based on changes in interest rates.  The value of these securities is likely to increase when interest rates fall and decline when interest rates rise.  Generally, securities with longer durations are more sensitive to changes in interest rates than shorter duration securities.  In a rising interest rate environment, the duration of income securities that have the ability to be prepaid or called by the issuer may be extended.  In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate.

Credit Risk.  Investments in debt obligations are subject to the risk of non-payment of scheduled principal and interest.  Changes in economic conditions or other circumstances may reduce the capacity of the party obligated to make principal and interest payments on such instruments and may lead to defaults. Such non-payments and defaults may reduce the value of Fund shares and income distributions. The value of a debt obligation also may decline because of concerns about the issuer’s ability to make principal and interest payments. In addition, the credit ratings of fixed-income securities may be lowered if the financial condition of the party obligated to make payments with respect to such instruments changes.  Credit ratings assigned by rating agencies are based on a number of factors and do not necessarily reflect the issuer’s current financial condition or the volatility or liquidity

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

of the security.  In the event of bankruptcy of the issuer of fixed-income securities, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing the instrument. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Fund may be required to retain legal or similar counsel.  This may increase the Fund’s operating expenses and adversely affect net asset value.

Risk of Lower Rated Investments.  Investments rated below investment grade and comparable unrated investments (“junk bonds”) have speculative characteristics because of the credit risk associated with their issuers.  Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments.  An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs.  Lower rated investments typically are subject to greater price volatility and illiquidity than higher rated investments.

Risk of U.S. Government-Sponsored Agencies.  Although certain U.S. Government-sponsored agencies (such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association) may be chartered or sponsored by acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Derivatives Risk.  The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints.  Derivatives may create economic leverage in the Fund, which magnifies the Fund’s exposure to the underlying investment. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Fund.  When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market, thereby causing the Fund to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events.  Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Fund shares may decline and the Fund could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of two broad-based securities market indices.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 14.09% for the quarter ended September 30, 2009, and the lowest quarterly return was –16.14% for the quarter ended September 30, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	14.03%	11.50%	6.50%
Class A Return After Taxes on Distributions	11.49%	10.72%	5.67%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	9.12%	9.05%	5.13%
Class B Return Before Taxes	15.19%	11.71%	6.33%
Class C Return Before Taxes	19.14%	12.01%	6.34%
Class I Return Before Taxes	21.42%	12.92%	7.17%
S&P 500 Index (reflects no deductions for fees, expenses or taxes)	32.39%	17.93%	7.40%
Barclays U.S. Aggregate Bond Index (reflects no deductions for fees, expenses or taxes)	–2.02%	4.44%	4.54%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.  The Class I performance shown above for the period prior to September 28, 2012 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Managers

Charles B. Gaffney, Vice President of BMR, has managed Large-Cap Core Research Portfolio and its predecessor fund since 2007.

Thomas H. Luster, Vice President of BMR, has co-managed Investment Grade Income Portfolio since 2010.

Bernard Scozzafava, Vice President of BMR, has co-managed Investment Grade Income Portfolio since 2010.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Dividend Builder Fund

Investment Objective

The Fund’s investment objective is to seek total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class B	Class C	Class I
Management Fees	0.63%	0.63%	0.63%	0.63%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	n/a
Other Expenses	0.18%	0.18%	0.18%	0.18%
Total Annual Fund Operating Expenses	1.06%	1.81%	1.81%	0.81%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the Dividend Builder Portfolio (the “Portfolio”), the Fund’s master Portfolio.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$677	$893	$1,126	$1,795	$677	$893	$1,126	$1,795
Class B shares	$684	$969	$1,180	$1,930	$184	$569	$980	$1,930
Class C shares	$284	$569	$980	$2,127	$184	$569	$980	$2,127
Class I shares	$83	$259	$450	$1,002	$83	$259	$450	$1,002

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 59% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets in dividend-paying common stocks and dividend-paying or interest-bearing securities that are convertible into common stock (the “80% Policy”).  The Fund may invest up to 20% of its net assets in fixed-income securities, including (with respect to up to 10% of its net assets) securities rated BBB by Standard & Poor’s Ratings Services (“S&P”) or Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below and unrated securities determined by the investment adviser to be of comparable quality. For purposes of rating restrictions, if securities are rated differently by the rating agencies, the higher rating is used.  The Fund may also invest in non-income producing securities.  The Fund may invest up to 35% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may invest up to 10% of its net assets in real estate investment trusts and may lend its securities.

The Fund may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  The Fund expects to use

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

derivatives principally when seeking to hedge against fluctuations in currency exchange rates through the use of forward foreign currency exchange contracts or to generate income by writing covered call options or put options.  The Fund may also enter into a combination of option transactions on individual securities.  Permitted derivatives include:  the purchase or sale of forward or futures contracts; options on futures contracts; exchange-traded and over-the-counter options; equity collars and equity swap agreements.  The Fund may also engage in covered short sales (on individual securities held or on an index or basket of securities whose constituents are held in whole or in part or for which liquid assets have been segregated).

The portfolio manager seeks to purchase securities that he believes are reasonably priced in relation to their fundamental value and that may produce attractive levels of dividend income and offer the potential for dividend growth, while growing in value over time. The portfolio manager may also seek to purchase companies that he believes have the potential to initiate or reinstate a dividend in the foreseeable future. The portfolio of securities is selected primarily on the basis of fundamental research.  The portfolio manager utilizes information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions. In selecting securities, the portfolio manager seeks companies with solid dividend prospects, a strong cash flow profile, a durable balance sheet and secular growth potential.  In addition, the portfolio manager employs a portfolio construction process that seeks to manage investment risk.  This process includes the use of portfolio optimization tools and risk management techniques to assist in portfolio construction and monitoring and maintaining issuer and industry diversification among portfolio holdings.  The portfolio manager may sell a security when he believes it is fully valued, the fundamentals of a company deteriorate, or to pursue alternative investment options.

The Fund currently invests its assets in the Portfolio, a separate registered investment company with the same investment objective and policies as the Fund.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Income Risk. The Fund’s ability to distribute income to shareholders will depend on the yield available on the common stocks and convertible securities and fixed-income securities held by the Fund.  Changes in the dividend policies of companies held by the Fund could make it difficult for the Fund to provide a predictable level of income.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Fixed-Income and Convertible Security Risk. If the Fund invests in fixed-income securities or convertible securities, the Fund’s shares may be sensitive to increases in prevailing interest rates and the creditworthiness of issuers. An imbalance in supply and demand in the fixed-income market may result in valuation uncertainties and greater volatility, less liquidity, widening credit spreads and a lack of price transparency in the market.  Fixed-income securities and convertible securities rated below investment grade and comparable unrated securities have speculative characteristics because of the credit risk associated with their issuers. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments. Fixed-income markets have recently experienced a period of relatively high volatility. If the Federal Reserve continues to taper or reverse its quantitative easing stimulus program and/or increases interest rates, fixed-income markets could experience continuing high volatility.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Derivatives Risk.  The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints.  Derivatives may create economic leverage in the Fund, which magnifies the Fund’s exposure to the underlying investment. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Fund.  When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market, thereby causing the Fund to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events.  Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Fund shares may decline and the Fund could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the ability of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.  The investment adviser also uses quantitative portfolio optimization and risk management techniques in making investment decisions for the Fund.  There can be no assurance that these techniques will achieve the desired results.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 14.52% for the quarter ended September 30, 2009, and the lowest quarterly return was –20.45% for the quarter ended September 30, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	18.22%	10.79%	9.48%
Class A Return After Taxes on Distributions	17.81%	10.20%	8.71%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	10.60%	8.59%	7.92%
Class B Return Before Taxes	19.46%	11.00%	9.31%
Class C Return Before Taxes	23.47%	11.27%	9.31%
Class I Return Before Taxes	25.72%	12.39%	10.37%
S&P 500 Index (reflects no deductions for fees, expenses or taxes)	32.39%	17.93%	7.40%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.  The Class I performance shown above for the period prior to June 20, 2005 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Manager.  The Portfolio is managed by Charles B. Gaffney, Vice President of BMR, who has managed the Portfolio since 2007.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Large-Cap Core Research Fund

Investment Objective

The Fund’s investment objective is to achieve long-term capital appreciation by investing in a diversified portfolio of equity securities.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class C	Class I
Management Fees	0.80%	0.80%	0.80%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a
Other Expenses	0.39%	0.39%	0.39%
Total Annual Fund Operating Expenses	1.44%	2.19%	1.19%
Expense Reimbursement(2)	(0.19)%	(0.19)%	(0.19)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.25%	2.00%	1.00%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the Large-Cap Core Research Portfolio (the “Portfolio”), the Fund’s master Portfolio.

(2)

The investment adviser and administrator have agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.25% for Class A shares, 2.00% for Class C shares and 1.00% for Class I shares. This expense reimbursement will continue through April 30, 2015. Any amendment to or a termination of this reimbursement would require written approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as:  brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the investment adviser and administrator  during the Fund’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$695	$987	$1,300	$2,185	$695	$987	$1,300	$2,185
Class C shares	$303	$667	$1,157	$2,509	$203	$667	$1,157	$2,509
Class I shares	$102	$359	$636	$1,426	$102	$359	$636	$1,426

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 90% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets in stocks of large-cap companies (the “80% Policy”).  Large-cap companies are companies having market capitalizations above the 20th percentile of all companies included in the S&P 500 Index.  The Fund generally intends to maintain investments in all or substantially all of the market sectors represented in the S&P 500 Index.  Particular stocks owned will not mirror the S&P 500 Index.  The Fund may invest up to 25% of its assets in foreign securities located in developed or emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Fund may also invest in other pooled investment vehicles and may lend its securities.

The Fund may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices or as a substitute for the purchase or sale of securities or currencies.  The Fund expects to use derivatives principally when seeking to gain exposure to equity securities by writing put options or to generate income by writing covered call options or put options.  The Fund may also enter into a combination of option transactions on individual securities.  Permitted derivatives include:  the purchase or sale of forward or futures contracts; options on futures contracts; exchange-traded and over-the-counter options; equity collars and equity swap agreements.

The portfolio of securities is selected primarily on the basis of fundamental research.  The portfolio manager utilizes information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions.  In selecting securities, the portfolio manager seeks companies that have sustainable earnings and cash flow, a strong and durable financial profile, secular and cyclical growth prospects, and the ability to maintain a competitive position within its industry.  In addition, the portfolio manager employs a portfolio construction process that seeks to manage investment risk.  This process includes the use of portfolio optimization tools and risk management techniques to assist in portfolio construction and monitoring and maintaining issuer and industry diversification among portfolio holdings.  The portfolio manager may sell a security when he believes it is fully valued, the fundamentals of a company deteriorate, or to pursue alternative investment options.

The Fund currently invests its assets in the Portfolio, a separate registered investment company with the same investment objective and policies as the Fund.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Derivatives Risk.  The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints.  Derivatives may create economic leverage in the Fund, which magnifies the Fund’s exposure to the underlying investment. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Fund.  When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market, thereby causing the Fund to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events.  Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Fund shares may decline and the Fund could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions. Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 14.17% for the quarter ended September 30, 2009, and the lowest quarterly return was –18.04% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	25.22%	14.21%	7.65%
Class A Return After Taxes on Distributions	21.52%	13.09%	6.92%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	16.12%	11.41%	6.24%
Class C Return Before Taxes	30.72%	14.86%	7.95%
Class I Return Before Taxes	33.14%	15.86%	8.44%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)	32.39%	17.93%	7.40%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.  The Class C performance shown above for the period prior to October 1, 2009 (commencement of operations) is the performance of Class A shares, adjusted for any applicable sales charge that applies to Class C shares (but not adjusted for any other differences in the expenses of the two classes) and the Class I performance shown above for the period prior to September 3, 2008 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two  classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Manager.  The Portfolio is managed by Charles B. Gaffney, Vice President of BMR, who has managed the Portfolio and its predecessor fund since 2007.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Large-Cap Growth Fund

Investment Objective

The Fund’s investment objective is to seek total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I	Class R
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class C	Class I	Class R
Management Fees	0.80%	0.80%	0.80%	0.80%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a	0.50%
Other Expenses	0.30%	0.30%	0.30%	0.30%
Total Annual Fund Operating Expenses	1.35%	2.10%	1.10%	1.60%
Expense Reimbursement(2)	(0.10)%	(0.10)%	(0.10)%	(0.10)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.25%	2.00%	1.00%	1.50%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the Large-Cap Growth Portfolio (the “Portfolio”), the Fund’s master Portfolio.

(2)

The administrator has agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.25% for Class A shares, 2.00% for Class C shares, 1.00% for Class I shares and 1.50% for Class R shares.  This expense reimbursement will continue through April 30, 2015.  Any amendment to or a termination of this reimbursement would require written approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as:  brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the administrator during the Fund’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$695	$969	$1,263	$2,097	$695	$969	$1,263	$2,097
Class C shares	$303	$648	$1,120	$2,423	$203	$648	$1,120	$2,423
Class I shares	$102	$340	$597	$1,331	$102	$340	$597	$1,331
Class R shares	$153	$495	$861	$1,892	$153	$495	$861	$1,892

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 42% of the average value of its portfolio.

Principal Investment Strategies

The Fund invests in a broadly diversified selection of equity securities, seeking companies with above-average growth and financial strength.  Under normal market conditions, the Fund invests at least 80% of its net assets in large-cap companies (the “80% Policy”).  The portfolio managers generally consider large-cap companies to be those companies with a market capitalization equal to or greater than the median capitalization of companies included in the Russell 1000 Growth Index.  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may also lend its securities.

The Fund employs a “growth at a reasonable price” investing style, seeking to acquire growing companies that the portfolio managers believe are reasonably priced in relation to their fundamental value.  The portfolio managers may seek to capitalize on market volatility and the actions of short-term investors.  Under normal conditions, stocks generally are acquired with the expectation of being held for the long-term.  Investment decisions are made primarily on the basis of fundamental research.  The portfolio managers utilize information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions.  In selecting stocks, the portfolio managers consider (among other factors) a company’s earnings or cash flow capabilities, financial strength, growth potential, the strength of the company’s business franchises and management team, sustainability of a company’s competitiveness, and estimates of the company’s net value.  The portfolio managers may sell a security when they believe it is fully valued, the fundamentals of a company deteriorate, a stock’s price falls below its acquisition cost, management fails to execute its strategy or to pursue more attractive investment options.  The portfolio managers seek to manage investment risk by maintaining broad issuer and industry diversification among the Fund’s holdings, and by utilizing fundamental analysis of risk/return characteristics in securities selection.

The Fund currently invests its assets in the Portfolio, a separate registered investment company with the same investment objective and policies as the Fund.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap or growth stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 14.94% for the quarter ended March 31, 2012, and the lowest quarterly return was –20.76% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	27.57%	16.15%	6.90%
Class A Return After Taxes on Distributions	23.85%	15.44%	6.46%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	18.30%	13.04%	5.58%
Class C Return Before Taxes	33.27%	16.66%	6.73%
Class I Return Before Taxes	35.61%	17.84%	7.71%
Class R Return Before Taxes	34.94%	17.28%	7.42%
Russell 1000 Growth Index (reflects no deductions for fees, expenses or taxes)	33.48%	20.38%	7.82%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.   The Class I and Class R performance shown above for the periods prior to May 3, 2007 and August 3, 2009 (commencement of operations for such class, respectively), is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Managers.  The Portfolio is managed by a team comprised of:

Lewis R. Piantedosi, Vice President of BMR and Team Leader, who has managed the Portfolio since 2002; and

Yana S. Barton, Vice President of BMR, who has managed the Portfolio since 2009.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Large-Cap Value Fund

Investment Objective

The Fund’s investment objective is to seek total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I	Class R	Class R6
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class C	Class I	Class R	Class R6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a	0.50%	n/a
Other Expenses (estimated for Class R6)	0.14%	0.14%	0.14%	0.14%	0.03%
Total Annual Fund Operating Expenses	0.99%	1.74%	0.74%	1.24%	0.63%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the Large-Cap Value Portfolio (the “Portfolio”), the Fund’s master Portfolio.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$670	$872	$1,091	$ 1,718	$670	$872	$1,091	$1,718
Class C shares	$277	$548	$944	$ 2,052	$177	$548	$944	$2,052
Class I shares	$76	$237	$411	$ 918	$76	$237	$411	$918
Class R shares	$126	$393	$681	$ 1,500	$126	$393	$681	$1,500
Class R6 shares	$64	$202	$351	$786	$64	$202	$351	$786

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 49% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests primarily in value stocks of large-cap companies.  Value stocks are common stocks that, in the opinion of the investment adviser, are inexpensive or undervalued relative to the overall stock market.  The portfolio managers generally consider large-cap companies to be those companies having market capitalizations equal to or greater than the median capitalization of companies included in the Russell 1000 Value Index.   The Fund normally invests at least 80% of its net assets in equity securities of large-cap companies (the “80% Policy”).  The Fund primarily invests in dividend-paying stocks, but also may invest in non-income producing stocks.  The Fund may invest in convertible debt securities of any credit quality (including securities rated below investment grade (so-called “junk bonds”)).  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may invest up to 10% of its net assets in real estate investment trusts and may lend its securities.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Investment decisions are made primarily on the basis of fundamental research.  The portfolio managers utilize information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions.  In selecting stocks, the portfolio managers consider (among other factors) a company’s earnings or cash flow capabilities, dividend prospects, financial strength, growth potential, the strength of the company’s business franchises and management team, sustainability of a company’s competitiveness, and estimates of the company’s net value.  The portfolio managers may sell a security when the investment adviser’s price objective for the security is reached, the fundamentals of the company deteriorate, a security’s price falls below acquisition cost or to pursue more attractive investment options.  The portfolio managers seek to manage investment risk by maintaining broad issuer and industry diversification among the Fund’s holdings, and by utilizing fundamental analysis of risk/return characteristics in securities selection.

The Fund currently invests its assets in the Portfolio, a separate registered investment company with the same investment objective and policies as the Fund.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap or value stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 15.09% for the quarter ended September 30, 2009, and the lowest quarterly return was –21.37% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	21.91%	11.65%	6.72%
Class A Return After Taxes on Distributions	20.38%	11.17%	6.31%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	13.56%	9.31%	5.47%
Class C Return Before Taxes	27.37%	12.14%	6.55%
Class I Return Before Taxes	29.65%	13.26%	7.58%
Class R Return Before Taxes	29.01%	12.69%	7.09%
Class R6 Return Before Taxes	29.65%	13.26%	7.58%
Russell 1000 Value Index (reflects no deductions for fees, expenses or taxes)	32.53%	16.66%	7.58%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.  The Class I and R performance shown above for the periods prior to December 28, 2004 and February 18, 2004 (commencement of operations for such class, respectively), is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the classes.  The Class R6 performance shown above for the period prior to July 1, 2014 (commencement of operations) is the performance of Class I shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for such differences, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Managers.  The Portfolio is managed by:

Edward J. Perkin, CFA (lead portfolio manager), Chief Equity Investment Officer and Vice President of Eaton Vance and BMR, who has managed the Portfolio since June 30, 2014; and

John D. Crowley, Vice President of Eaton Vance and BMR, who has managed the Portfolio since 2009.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for Class A, Class C and Class R, $250,000 for Class I and $1,000,000 for Class R6 (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Real Estate Fund

Investment Objective

The Fund’s investment objective is to seek total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class I
Management Fees	0.80%	0.80%
Distribution and Service (12b-1) Fees	0.25%	n/a
Other Expenses	0.47%	0.47%
Total Annual Fund Operating Expenses	1.52%	1.27%
Expense Reimbursement(1)	(0.27)%	(0.27)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.25%	1.00%

(1)

The administrator has agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.25% for Class A shares and 1.00% for Class I shares.  This expense reimbursement will continue through April 30, 2015.  Any amendment to or a termination of this reimbursement would require written approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as: brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the administrator during the Fund’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A shares	$695	$1,003	$1,332	$2,262
Class I shares	$102	$376	$671	$1,510

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 22% of the average value of its portfolio.

Principal Investment Strategies

The Fund seeks total return through a combination of capital appreciation and current income.  Under normal market conditions, the Fund invests at least 80% of its net assets in equity securities of companies primarily engaged in the real estate industry (the “80% Policy”).  Although it invests primarily in domestic securities, the Fund may invest up to 20% of its net assets in foreign securities.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges, or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Fund may lend its securities.

Companies primarily engaged in the real estate industry and other real estate-related investments may include real estate investment trusts (“REITs”) or real estate operating companies that either own properties or make construction or mortgage loans, real estate developers, companies with substantial real estate holdings and other companies whose products and services are related to the real estate industry, such as lodging operators, brokers, property management companies, building supply manufacturers, mortgage lenders, or mortgage servicing companies.  REITs tend to be small to medium-sized companies.  The value of a REIT can depend on the structure of and cash flow generated by the REIT.  REITs are pooled investment vehicles that

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

have expenses of their own, so the Fund will indirectly bear its proportionate share of those expenses.  The Fund will not own real estate directly.

The portfolio manager generally seeks to purchase securities of companies that he believes are high in quality and reasonably priced in relation to their fundamental value.  In selecting securities, the portfolio manager generally seeks companies believed to have the potential for above-average earnings growth and profit margins, as well as good appreciation prospects and income-producing potential.   Investment decisions are made primarily on the basis of fundamental research.  The portfolio manager utilizes information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions.  Factors the portfolio manager considers in selecting real estate companies include one or more of the following:  asset quality; quality and experience of management; type and location of real estate owned; nature of a company’s real estate activities; sustainability of a company’s competitive position; balance sheet strength; free cash flow and growth thereof; and relative valuation.  While stocks generally are acquired with the expectation of being held for the long term, securities may be sold if, in the opinion of the investment adviser, the price moves above a fair level of valuation, the company’s fundamentals deteriorate or to pursue more attractive investment options.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Real Estate Investing Risk.  Real estate-related investments are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  REITs are subject to the special risks associated with investing in the real estate industry.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Industry Concentration Risk.  Because the Fund will concentrate its investments in the real estate industry, the value of Fund shares may be affected by events that adversely affect that industry and may fluctuate more than that of a fund that invests more broadly.

Issuer Diversification Risk. The Fund is “non-diversified,” which means it may invest a greater percentage of its assets in the securities of a single issuer than funds that are “diversified.”  Non-diversified funds face the risk of focusing investments in a small number of issuers, making them more susceptible to risks affecting such issuers than a more diversified fund might be.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Foreign Investment Risk.  Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political and economic developments abroad.  Foreign markets may be smaller, less liquid and more volatile than the major markets in the United States, and as a result, Fund share values may be more volatile.  Trading in foreign markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities including political and economic risks.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of two broad-based securities market indices.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

During the period from December 31, 2006 through December 31, 2013, the highest quarterly total return for Class A was 30.70% for the quarter ended September 30, 2009, and the lowest quarterly return was –35.70% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Life of Fund
Class A Return Before Taxes	−5.37%	14.40%	3.75%
Class A Return After Taxes on Distributions	−6.26%	13.64%	2.71%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	−2.99%	11.29%	2.52%
Class I Return Before Taxes	0.76%	15.97%	4.67%
Dow Jones U.S. Select Real Estate Securities Index (reflects no deduction for fees, expenses or taxes)	1.31%	16.43%	3.42%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)	32.39%	17.93%	6.84%

These returns reflect the maximum sales charge for Class A (5.75%).  Class I commenced operations on April 28, 2006.  The Class A performance shown above for the period prior to June 9, 2010 (commencement of operations) is the performance of Class I shares, adjusted for the sales charge that applies to Class A shares (but not adjusted for any other differences in the expenses of the two classes).  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Management

Investment Adviser.  Eaton Vance Management (“Eaton Vance”).

Portfolio Manager.  The Fund is managed by J. Scott Craig, Vice President of Eaton Vance, who has managed the Fund since it commenced operations in 2006.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for Class A and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Small-Cap Fund

Investment Objective

The Fund’s investment objective is to seek long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I	Class R
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%	1.00%	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class B	Class C	Class I	Class R
Management Fees	0.90%	0.90%	0.90%	0.90%	0.90%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	n/a	0.50%
Other Expenses	0.21%	0.21%	0.21%	0.22%	0.21%
Total Annual Fund Operating Expenses	1.36%	2.11%	2.11%	1.12%	1.61%

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$706	$981	$1,277	$2,116	$706	$981	$1,277	$2,116
Class B shares	$714	$1,061	$1,334	$2,250	$214	$661	$1,134	$2,250
Class C shares	$314	$661	$1,134	$2,441	$214	$661	$1,134	$2,441
Class I shares	$114	$356	$617	$1,363	$114	$356	$617	$1,363
Class R shares	$164	$508	$876	$1,911	$164	$508	$876	$1,911

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 44% of the average value of its portfolio.

Principal Investment Strategies

The Fund normally invests at least 80% of its net assets in equity securities of small-cap companies (the “80% Policy”).  The Fund invests primarily in a diversified portfolio of common stocks of small-cap companies that, in the opinion of the investment adviser, are expected to achieve earnings growth over the long term that exceeds the average long-term earnings growth of all publicly-traded companies in the United States.  The portfolio manager generally considers small-cap companies to be companies having a market capitalization that falls (i) within or below the range of companies in either the current Russell 2000 Index or the S&P SmallCap 600 Index, or (ii) below the three-year average maximum market cap of companies in either index as of December 31 of the three preceding years.  The market capitalization range for the Russell 2000 Index was $10 million to $5,308 million, and the market capitalization range for the S&P SmallCap 600 Index was $135 million to $4,590 million as of December 31, 2013.  The average maximum market capitalization of companies in either index as of December 31 of the three preceding years ended 2013 was $4,567 million.  The Fund may also invest in larger companies.  The Fund may also invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may invest up to 10% of its net assets in real estate investment trusts.

Investment decisions for the Fund are made primarily on the basis of fundamental research.  The portfolio manager utilizes information provided by, and the expertise of, the investment adviser’s research staff in making investment decisions.  In selecting companies for investment, the investment adviser may consider overall growth prospects, financial strength, strength of the company’s business franchises and management team, competitive position, technology, marketing expertise, profit margins, return on investment, capital resources and other factors.  The portfolio manager may sell a security when the investment adviser’s price objective for the stock is reached, the fundamentals of the company change or to pursue more attractive investment options.  The portfolio manager seeks to manage investment risk by maintaining broad issuer and industry diversification among the Fund’s holdings, and by utilizing fundamental analysis of risk/return characteristics in securities selection.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as small-cap stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Small Company Equity Risk. The stocks of small and emerging companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Small and emerging companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies. Stocks of small and emerging companies frequently have lower trading volumes making them more volatile and potentially more difficult to value.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions for certain periods.  Absent these reductions, performance for certain periods would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 19.05% for the quarter ended September 30, 2009,  and the lowest quarterly return was –30.94% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	27.51%	18.52%	8.14%
Class A Return After Taxes on Distributions	25.67%	17.94%	7.73%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	16.87%	15.13%	6.68%
Class B Return Before Taxes	29.20%	18.82%	7.97%
Class C Return Before Taxes	33.24%	19.01%	7.98%
Class I Return Before Taxes	35.63%	20.22%	9.23%
Class R Return Before Taxes	34.93%	19.65%	8.66%
Russell 2000 Index (reflects no deductions for fees, expenses or taxes)	38.82%	20.07%	9.06%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.  The Class I and Class R performance shown above for the periods prior to September 2, 2008 and August 3, 2009 (commencement of operations for such class, respectively), is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Manager.  The Fund is managed by Nancy B. Tooke, Vice President of BMR, who has managed the Fund and Small-Cap Portfolio (the portfolio the Fund invested in prior to May 1, 2012) since 2006.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Small-Cap Value Fund

Investment Objective

The Fund’s investment objective is to seek long-term total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class B	Class C	Class I
Management Fees(1)	0.90%	0.90%	0.90%	0.90%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	n/a
Other Expenses	0.60%	0.60%	0.60%	0.60%
Total Annual Fund Operating Expenses	1.75%	2.50%	2.50%	1.50%
Expense Reimbursement(1)(2)	(0.30)%	(0.30)%	(0.30)%	(0.30)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.45%	2.20%	2.20%	1.20%

(1)

“Management Fees” reflect a fee reduction agreement to the Fund’s investment advisory agreement effective March 1, 2014, and “Management Fees” and “Expense Reimbursement” have been restated to reflect the fees as if the Fund’s revised advisory fee was in effect for the Fund’s last fiscal year.

(2)

The investment adviser and administrator have agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.45% for Class A shares, 2.20% for Class B and Class C shares and 1.20% for Class I shares.  This expense reimbursement will continue through April 30, 2015.  Any amendment to or a termination of this reimbursement would require written approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as:  brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the investment adviser and administrator during the Fund’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$714	$1,067	$1,443	$2,495	$714	$1,067	$1,443	$2,495
Class B shares	$723	$1,150	$1,504	$2,629	$223	$750	$1,304	$2,629
Class C shares	$323	$750	$1,304	$2,813	$223	$750	$1,304	$2,813
Class I shares	$122	$445	$790	$1,765	$122	$445	$790	$1,765

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 52% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests primarily in a diversified portfolio of value stocks of small-cap companies.  Value stocks are common stocks that, in the opinion of the portfolio managers, are inexpensive or undervalued relative to the overall stock market.  The portfolio managers generally consider small-cap companies to be those companies with market capitalizations within the range of companies included in the S&P SmallCap 600 Index.  Normally at least 80% of the Fund’s net assets will be invested in equity securities of small-cap companies (the “80% Policy”).  The Fund may also invest up to 25% of

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may invest up to 20% of its net assets in real estate investment trusts.

In selecting securities, the portfolio managers seek companies that, in their opinion, are high in quality.  Investment decisions for the Fund are made primarily on the basis of fundamental research conducted by the investment adviser’s research staff.  Management of the Fund involves consideration of numerous factors (such as a company’s earning or cash flow capabilities, financial strength, the strength of the company’s business franchises and management team, sustainability of a company’s competitiveness and estimates of the company’s net value).  The Fund seeks to manage investment risk by maintaining broad issuer and industry diversification among its holdings, and by utilizing fundamental analysis of risk/return characteristics in securities selection.  While stocks generally are acquired with the expectation of being held for the long term, securities may be sold if, in the opinion of the investment adviser, the price moves above a fair level of valuation, the company’s fundamentals deteriorate or to realize tax losses.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as small-cap or value stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Small Company Equity Risk. The stocks of small and emerging companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Small and emerging companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies. Stocks of small and emerging companies frequently have lower trading volumes making them more volatile and potentially more difficult to value.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 18.35% for the quarter ended June 30, 2009, and the lowest quarterly return was –22.76% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	23.90%	14.35%	7.50%
Class A Return After Taxes on Distributions	21.78%	13.64%	6.77%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	15.14%	11.62%	6.17%
Class B Return Before Taxes	25.47%	14.60%	7.34%
Class C Return Before Taxes	29.51%	14.83%	7.34%
Class I Return Before Taxes	31.84%	15.94%	8.26%
Russell 2000 Value Index (reflects no deductions for fees, expenses or taxes)	34.52%	17.63%	8.60%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.  The Class I performance shown above for the period prior to October 1, 2009 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Managers.  The Fund is managed by a team comprised of:

Gregory R. Greene, Vice President of BMR, Co-Director of Fox Asset Management LLC (“Fox”) and Team Leader, who has co-managed the Fund since 2006;

Patrick J. O’Brien, Vice President of BMR and Equity Portfolio Manager of Fox, who has co-managed the Fund since 2013; and

J. Bradley Ohlmuller, Vice President of BMR and Equity Portfolio Manager of Fox, who has co-managed the Fund since 2005.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Eaton Vance Special Equities Fund

Investment Objective

The Fund’s investment objective is to provide growth of capital.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.   You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 54 of this Prospectus and page 25 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class C	Class I
Management Fees	0.63%	0.63%	0.63%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a
Other Expenses	0.43%	0.43%	0.43%
Total Annual Fund Operating Expenses	1.31%	2.06%	1.06%

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$701	$966	$1,252	$2,063	$701	$966	$1,252	$2,063
Class C shares	$309	$646	$1,108	$2,390	$209	$646	$1,108	$2,390
Class I shares	$108	$337	$585	$1,294	$108	$337	$585	$1,294

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 61% of the average value of its portfolio.

Principal Investment Strategies

The Fund invests primarily in common stocks of emerging growth companies.  Emerging growth companies are companies that the investment adviser expects to achieve earnings growth over the long term that exceeds the average long-term earnings growth of all publicly traded companies in the United States.  Many emerging growth companies acquired by the Fund have market capitalizations comparable to those of companies included in the Russell 2500 Index, but the Fund may also invest in larger or smaller companies that the investment adviser believes have emerging growth characteristics.  Under normal market conditions, the Fund invests at least 80% of its net assets in equity securities (the “80% Policy”).  The Fund may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign stocks directly, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts that evidence ownership in underlying foreign stocks).  The Fund may also invest in real estate investment trusts.

Investment decisions for the Fund are made primarily on the basis of fundamental research conducted by the investment adviser’s research staff.  In selecting companies for investment, the investment adviser may consider overall growth prospects, financial strength, strength of the company’s business franchises and management team, competitive position, technology, marketing expertise, profit margins, return on investment, capital resources and other factors.  The portfolio manager generally seeks to purchase securities of companies believed to have the potential for above-average earnings growth within their

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

respective industries.  The portfolio manager may sell a security when the investment adviser’s price objective for the stock is reached, the fundamentals of the company deteriorate or to pursue more attractive investment opportunities.  The portfolio manager seeks to manage investment risk by maintaining broad issuer and industry diversification among the Fund’s holdings, and by utilizing fundamental analysis of risk/return characteristics in securities selection.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as growth stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities, including political, economic and market risks.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Annual Fund Operating Expenses expressed as a percentage of the Fund’s average daily net assets may change as Fund assets increase and decrease, and Annual Fund Operating Expenses may differ in the future.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2013, the highest quarterly total return for Class A was 19.40% for the quarter ended September 30, 2009, and the lowest quarterly return was –33.19% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2013	One Year	Five Years	Ten Years
Class A Return Before Taxes	28.71%	17.05%	7.28%
Class A Return After Taxes on Distributions	28.53%	17.02%	7.26%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	16.38%	13.84%	5.91%
Class C Return Before Taxes	34.59%	17.56%	7.10%
Class I Return Before Taxes	36.93%	18.60%	7.99%
Russell 2500 Index (reflects no deduction for fees, expenses or taxes)	36.80%	21.75%	9.80%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.  The Class I performance shown above for the period prior to July 29, 2011 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for other expenses, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Portfolio Manager.  The Fund is managed by Nancy B. Tooke, Vice President of BMR, who has managed the Fund and Special Equities Portfolio (the portfolio the Fund invested in prior to May 1, 2012) since 2006.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into a Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 39 of this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Important Information Regarding Fund Shares

Tax Information

Each Fund’s distributions are expected to be taxed as ordinary income and/or capital gains, unless you are exempt from taxation.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase Fund shares through a broker-dealer or other financial intermediary (such as a bank) (collectively, “financial intermediaries”), a Fund, its principal underwriter and its affiliates may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the financial intermediary and your salesperson to recommend a Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Investment Objectives & Principal Policies and Risks

Each Fund and Portfolio are permitted to engage in the following investment practices to the extent set forth in “Fund Summaries” above or, in the case of certain Portfolios, in “Further Information about the Portfolios.”  References to the “Fund” below are to each Fund and Portfolio, as applicable.

A statement of the investment objective and principal investment policies and risks of the Fund is set forth above in Fund Summaries.  As noted in each Fund Summary, each Fund (except Real Estate Fund, Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund) seeks to achieve its investment objective by investing in the Portfolio or Portfolios named therein.  Set forth below is additional information about such policies and risks of the Fund described in Fund Summaries above.  Information also is included about other types of investments and practices that the Fund may engage in from time to time.

Foreign and Emerging Market Investments.  Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers.  Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Fund’s assets.

As an alternative to holding foreign-traded investments, the Fund may invest in U.S. dollar-denominated investments of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts, which evidence ownership in underlying foreign investments and are subject to many of the risks associated with investing directly in foreign securities. Unless otherwise stated in Fund Summaries, such investments are not subject to any stated limitation on investing in foreign investments.

The foregoing risks of foreign investing can be more significant in less developed countries characterized as emerging market countries, which may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Fund’s investments in these countries and also the ability of the Fund to access markets in such countries. Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Fund’s investments. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. It may be more difficult to obtain a judgment in the courts of these countries than it is in the United States. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Fund is heavily invested, the Fund’s ability to redeem Fund shares could become impaired. In such circumstances, the Fund may have to sell more liquid securities than it would otherwise choose to sell.  Emerging market securities are also subject to speculative trading, which contributes to their volatility.

Foreign Currencies.  The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading.  Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.  Costs are incurred in connection with conversions between currencies.  The Fund may engage in spot transactions and forward foreign currency exchange contracts, purchase and sell options on currencies and purchase and sell currency futures contracts and related options thereon (collectively, “Currency Instruments”) to seek to hedge against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.  Use of Currency Instruments may involve substantial currency risk and may also involve counterparty, leverage or liquidity risk.

Derivatives.  The Fund may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest or any related security, instrument, index or economic indicator (“reference instruments”). The Fund may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives transactions can involve substantial risk.  Derivatives typically allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.  The Fund incurs costs in connection with opening and closing derivatives positions.  The Fund may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks.

Certain derivative transactions may give rise to a form of leverage.  The Fund is required to segregate or “earmark” liquid assets or otherwise cover the Fund’s obligation created by a transaction that may give rise to leverage.  The use of leverage may cause

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.  Leverage may cause the Fund’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities.  The loss on leverage transactions may substantially exceed the initial investment.

The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Fund.  When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market thereby causing the Fund to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.  Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Fund shares may decline and the Fund could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Options on Securities, Indices and Currencies.  The Fund may engage in transactions in exchange-traded and over-the-counter (“OTC”) options.  There are several risks associated with transactions in options such as imperfect correlation, counterparty risk and an insufficient liquid secondary market for particular options.  By buying a put option, the Fund acquires a right to sell the underlying instrument at the exercise price, thus limiting the Fund's risk of loss through a decline in the market value of the instrument until the put option expires. The Fund will pay a premium to the seller of the option for the right to receive payments of cash to the extent that the value of the applicable instrument declines below the exercise price as of the option valuation date.  If the price of the instrument is above the exercise price of the option as of the option valuation date, the option expires worthless and the Fund will not be able to recover the option premium paid to the seller.  The Fund may purchase uncovered put options.  The Fund also has authority to write (i.e., sell) put options. The Fund will receive a premium for writing a put option, which increases the Fund's return. In writing a put option, the Fund has the obligation to buy the underlying instrument at an agreed upon price if the price of such instrument decreases below the exercise price.  If the value of the instrument on the option expiration date is above the exercise price, the option will generally expire worthless and the Fund, as option seller, will have no obligation to the option holder.

A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying instrument at the exercise price at any time during the option period.  The Fund also is authorized to write (i.e., sell) call options on instruments in which it may invest and to enter into closing purchase transactions with respect to such options.  A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified instruments owned by the Fund at a specified future date and price set at the time of the contract. The Fund's ability to sell the instrument underlying a call option may be limited while the option is in effect unless the Fund enters into a closing purchase transaction. Uncovered call options have speculative characteristics and are riskier than covered call options because there is no underlying instrument held by the Fund that can act as a partial hedge.  As the writer of a covered call option or an index call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security or the index covering the call option above the sum of the option premium received and the exercise price of the call, but has retained the risk of loss, minus the option premium received, should the price of the underlying security or index decline.

OTC options involve risk that the issuer or counterparty will fail to perform its contractual obligations. Participants in these markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. By engaging in option transactions in these markets, the Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default.

The Fund may also enter into swaptions, which are options giving the option owner the right (but not the obligation) to enter into or cancel a swap agreement at a future date.

Under certain market conditions, the Fund may purchase put option spreads rather than standalone put options.  By doing so, the Fund can lower the net cost of its market hedging activities, since the premiums received from selling put options will offset, in part, the premiums paid to purchase the put options.  Although less expensive than buying a standalone put option, buying a put option spread will expose the Fund to incremental loss if the value of the applicable instrument at contract expiration is below the exercise price of the put option sold.

Covered Calls and Equity Collars.  While the Fund generally will write only covered call options, it may sell the instrument underlying a call option prior to entering into a closing purchase transaction on up to 5% of the Fund’s net assets, provided that such sale will not occur more than three days prior to the option buy back. In an equity collar, the Fund simultaneously writes a call option and purchases a put option on the same instrument.

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Prospectus dated May 1, 2014 as revised July 1, 2014

Futures Contracts.  The Fund may engage in transactions in futures contracts and options on futures contracts. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.  The Fund also is authorized to purchase or sell call and put options on futures contracts.  The primary risks associated with the use of futures contracts and options are imperfect correlation, liquidity, unanticipated market movement and counterparty risk.

Forward Foreign Currency Exchange Contracts.  Certain forward foreign currency exchange contracts may be individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. Forward contracts are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying forwards. As a result, available information may not be complete.

Credit Derivatives.  Credit derivatives are instruments that are intended to provide a long or short exposure to a particular issuer, basket of issuers or economic indicator (such as interest rates).  Credit derivatives include credit default swaps, total return swaps, interest rate swaps, credit options, credit-linked notes, forward rate contracts and other instruments that have substantially similar characteristics and risks.  In a credit default swap, the buyer of credit protection (or seller of credit risk) agrees to pay the counterparty a fixed, periodic premium for a specified term.  In return, the counterparty agrees to pay a contingent payment to the buyer in the event of an agreed upon credit occurrence which is typically a default by the issuer of a debt obligation.  In a total return swap, the buyer receives a periodic return equal to the total economic return of a specified security, securities or index, for a specified period of time. In return, the buyer pays the counterparty a variable stream of payments, typically based upon short-term interest rates, possibly plus or minus an agreed upon spread. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments.  Credit options are options whereby the purchaser has the right, but not the obligation, to enter into a transaction involving either an asset with inherent credit risk or a credit derivative, at terms specified at the inception of the option.  Credit linked notes are obligations between two or more parties where the payment of principal and/or interest is based on the performance of some obligation, basket of obligations, index or economic indicator (a “reference instrument”). Under forward rate agreements, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates.  The primary risks associated with credit derivatives are imperfect correlation, unanticipated market movement, counterparty risk and liquidity risk.

Equity Swaps.  Equity swaps involve the exchange by the Fund with another party of their respective returns as calculated on a notional amount of an equity index (such as the S&P 500 Index), basket of equity securities, or individual equity security.  The success of swap agreements is dependent on the investment adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Other risks include liquidity and counterparty risk.

Short Sales.  The Fund may engage in covered short sales (on individual securities held or on an index or basket of securities whose constituents are held in whole or in part or for which liquid assets have been segregated).  A short sale on an individual security typically involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the seller to the risk that it will be required to acquire securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss. When making a short sale, the Fund must segregate liquid assets equal to (or otherwise cover) its obligations under the short sale.  The seller of a short position generally realizes a profit on the transaction if the price it receives on the short sale exceeds the cost of closing out the position by purchasing securities in the market, but generally realizes a loss if the cost of closing out the short position exceeds the proceeds of the short sale.

Real Estate Investment Trusts.  Real estate investment trusts (“REITs”) are subject to the special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Fixed-Income Securities.  Fixed-income securities include all types of fixed and floating-rate bonds and notes, such as convertible securities; corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or “indexed” securities; loans; loan participations and assignments; delayed funding loans and revolving credit facilities; preferred securities; and bank certificates of deposit, fixed time deposits, bank deposits (or investments structured to provide the same type of exposure) and bankers’ acceptances of foreign and domestic banks and other debt instruments. Fixed-income securities are issued by: foreign governments or their subdivisions, agencies and government-sponsored enterprises; international agencies or supranational

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Prospectus dated May 1, 2014 as revised July 1, 2014

entities; the U.S. Government, its agencies or government-sponsored enterprises (or guaranteed thereby); central or quasi-sovereign banks and U.S. and foreign corporations.  Fixed-income securities include deep discount bonds, such as zero coupon bonds, deferred interest bonds, bonds or securities on which the interest is payable in-kind (“PIK securities”), which are debt obligations that are issued at a significant discount from face value, and securities purchased on a forward commitment or when-issued basis. While zero coupon bonds do not make periodic payments of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK securities provide that the issuer thereof may, at its option, pay interest in cash or in the form of additional securities.

Credit Quality.  Rating agencies are private services that provide ratings of the credit quality of certain loans and other income securities.  In evaluating creditworthiness, the investment adviser considers ratings assigned by rating agencies and generally performs additional credit and investment analysis.  Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating.  The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition. An issuer’s current financial condition may be better or worse than the current rating indicates. A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example, BBB- and Baa3 are within the investment grade rating) for purposes of the Fund’s investment limitations.  If a security is rated differently by rating agencies, the higher rating will be used for any Fund rating restrictions.

Lower Rated Securities.  Investments in obligations rated below investment grade and comparable unrated securities (“junk bonds”) have speculative characteristics because of the credit risk associated with their issuers.  Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments.  An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs.  Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments.

U.S. Treasury and Government Agency Securities. U.S. Treasury securities (“Treasury Securities”) include U.S. Treasury obligations that differ in their interest rates, maturities and times of issuance.  Agency Securities include obligations issued or guaranteed by U.S. Government agencies or instrumentalities and government-sponsored enterprises.  Agency Securities may be guaranteed by the U.S. Government or they may be backed by the right of the issuer to borrow from the U.S. Treasury, the discretionary authority of the U.S. Government to purchase the obligations, or the credit of the agency or instrumentality.  While U.S. Government agencies may be chartered or sponsored by Acts of Congress, their securities are not issued and may not be guaranteed by the U.S. Treasury.  To the extent that the Fund invests in securities of government-sponsored enterprises, the Fund will be subject to the risks unique to such entities.  Government-sponsored enterprises, such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Banks (“FHLBs”), the Private Export Funding Corporation (“PEFCO”), the Federal Deposit Insurance Corporation (“FDIC”), the Federal Farm Credit Banks (“FFCB”) and the Tennessee Valley Authority (“TVA”), although chartered or sponsored by Congress, are not funded by congressional appropriations and the debt and mortgage-backed securities issued by them are neither guaranteed nor issued by the U.S. Government.  The U.S. Government has provided financial support to Fannie Mae and Freddie Mac in the past, but there can be no assurance that it will support these or other government-sponsored enterprises in the future.  Treasury Securities and Agency Securities also include any security or agreement collateralized or otherwise secured by Treasury Securities or Agency Securities, respectively.  As a result of their high credit quality and market liquidity, U.S. Government securities generally provide a lower current return than obligations of other issuers.

Asset-Backed Securities.  Asset-backed securities represent interests in a pool of assets, such as home equity loans, commercial mortgage-backed securities (“CMBS”), automobile receivables or credit card receivables.  Unscheduled prepayments of asset-backed securities may result in a loss of income if the proceeds are invested in lower-yielding securities.  In addition, issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and credit enhancements (if any) may be inadequate in the event of default.   Asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law.  The value of asset-backed securities may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets or the entities providing credit enhancements and the ability of the servicer to service the underlying collateral.  The value of asset-backed securities representing interests in a pool of utilities receivables may be adversely affected by changes in government regulations.  Under certain market conditions, asset-backed securities may be less liquid and may be difficult to value.

Commercial Mortgage-Backed Securities.  CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. CMBS are subject to the risks described under “Asset-Backed Securities” above. CMBS also are subject to many of the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. CMBS may be less liquid and exhibit a greater price volatility than other types of mortgage- or asset-backed securities.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

The commercial mortgage loans that underlie CMBS have certain distinct risk characteristics. Commercial mortgage loans generally lack standardized terms, which may complicate their structure, tend to have shorter maturities than residential mortgage loans and may not be fully amortizing. Commercial properties themselves tend to be unique and are more difficult to value than single-family residential properties. In addition, commercial properties, particularly industrial and warehouse properties, are subject to environmental risks and the burdens and costs of compliance with environmental laws and regulations.

Mortgage-Backed Securities (“MBS”).  MBS represent participation interests in pools of adjustable and fixed-rate mortgage loans. MBS may be issued by the U.S. Government (or one of its agencies or instrumentalities) or privately issued but collateralized by mortgages that are insured, guaranteed or otherwise backed by the U.S. Government, or its agencies or instrumentalities. Adjustable rate mortgages are mortgages whose interest rates are periodically reset when market rates change. Unlike conventional debt obligations, MBS provide monthly payments derived from the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans. MBS that include loans that have had a history of refinancing opportunities are referred to as “seasoned MBS.” MBS that are not seasoned MBS are referred to as generic MBS. Seasoned MBS tend to have a higher collateral to debt ratio than other MBS because a greater percentage of the underlying debt has been repaid and the collateral property may have appreciated in value. MBS may be “premium bonds” acquired at prices that exceed their par or principal value.

The mortgage loans underlying MBS are generally subject to a greater rate of principal prepayments in a declining interest rate environment and to a lesser rate of principal prepayments in an increasing interest rate environment, although investment in seasoned MBS can mitigate this risk. Under certain interest and prepayment rate scenarios, the Fund may fail to recover the full amount of its investment in MBS, notwithstanding any direct or indirect governmental or agency guarantee.  Moreover, if the Fund invests in interest only stripped MBS, it may fail to recoup its initial investment if the underlying mortgages experience greater than anticipated prepayments of principal.  Because faster than expected prepayments must usually be invested in lower yielding securities, MBS are less effective than conventional bonds in “locking in” a specified interest rate. For premium bonds, prepayment risk may be enhanced. In a rising interest rate environment, a declining prepayment rate will extend the average life of many MBS. This possibility is often referred to as extension risk. Extending the average life of a mortgage-backed security increases the risk of depreciation due to future increases in market interest rates. MBS that are purchased at a premium generate current income that exceeds market rates for comparable investments, but tend to decrease in value as they mature. MBS include classes of collateralized mortgage obligations (“CMOs”), including fixed- or floating-rate tranches, and various other MBS. In choosing among CMO classes, the investment adviser will evaluate the total income potential of each class and other factors. CMOs are subject to the same types of risks affecting MBS as described above. Mortgage dollar rolls involve the Fund selling MBS for delivery in the current month with a simultaneous contract entered to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date (a “mortgage roll”). During the roll period, the Fund foregoes principal and interest paid on the MBS.

Eurodollar and Yankee Dollar Instruments.  The Fund may invest a portion of its assets in Eurodollar and Yankee Dollar instruments.  Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe.  Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries.  Yankee Dollar instruments are U.S. dollar denominated bonds issued in the United States by foreign banks and corporations.  These investments involve risks that are different from investments in securities issued by U.S. issuers, and may carry many of the same risks as investing in foreign securities.

Repurchase Agreements.  A repurchase agreement is the purchase by the Fund of securities from a counterparty in exchange for cash that is coupled with an agreement to resell those securities to the counterparty at a specified date and price. Repurchase agreements that mature in more than seven days will be treated as illiquid. When a repurchase agreement is entered into, the Fund typically receives securities with a value that equals or exceeds the repurchase price, including any accrued interest earned on the agreement. The value of such securities will be marked to market daily, and cash or additional securities will be exchanged between the parties as needed. Except in the case of a repurchase agreement entered into to settle a short sale, the value of the securities delivered to the Fund will be at least equal to the repurchase price during the term of the repurchase agreement. The terms of a repurchase agreement entered into to settle a short sale may provide that the cash purchase price paid by the Fund is more than the value of purchased securities that effectively collateralize the repurchase price payable by the counterparty. Since in such a transaction the Fund normally will have used the purchased securities to settle the short sale, the Fund will segregate liquid assets equal to the marked to market value of the purchased securities that it is obligated to return to the counterparty under the repurchase agreement.

Inflation-Indexed Bonds.  Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed by the U.S. Treasury in the case of U.S. Treasury inflation-indexed bonds. For bonds that

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Prospectus dated May 1, 2014 as revised July 1, 2014

do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

Municipal Obligations.  Municipal obligations include bonds, notes, floating-rate notes and commercial paper issued by municipalities and agencies and authorities established by those municipalities. Municipal debt may be used for a wide variety of public and private purposes, and the interest thereon may or may not be subject to U.S. federal income tax.  Municipal obligations also include municipal leases and participations in municipal leases.   An issuer’s obligation under such leases is often subject to the appropriation by a legislative body, on an annual or other basis, of funds for the payment of the obligations.   Certain municipal obligations may be purchased on a “when-issued” basis, which means that payment and delivery occur on a future settlement date. The price and yield of such securities are generally fixed on the date of commitment to purchase.

Smaller Companies.  Securities of smaller, less seasoned companies, which may include legally restricted securities, are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the securities of larger, more established companies.  Because of the absence of any public trading market for some of these investments (such as those which are legally restricted) it may take longer to liquidate these positions at fair value than would be the case for publicly traded securities.

Pooled Investment Vehicles.  Subject to applicable limitations, the Fund may invest in pooled investment vehicles, including open- and closed-end investment companies affiliated or unaffiliated with the investment adviser, and exchange-traded funds. The market for common shares of closed-end investment companies and exchange-traded funds, which are generally traded on an exchange, is affected by the demand for those securities, regardless of the value of the fund’s underlying portfolio assets.  The Fund will indirectly bear its proportionate share of any management fees and expenses paid by unaffiliated and certain affiliated pooled investment vehicles in which it invests, except that management fees of affiliated funds may be waived.  If they exceed 0.01%, the costs associated with such investments will be reflected in Acquired Fund Fees and Expenses in the Annual Fund Operating Expenses in Fund Summaries.

Illiquid Securities.  The Fund may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities.  Illiquid securities include those legally restricted as to resale (such as those issued in private placements), and may include commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and securities eligible for resale pursuant to Rule 144A thereunder.  Certain Section 4(2) and Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted.  Even if determined to be liquid, holdings of these securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them.

Investing in the Portfolios.  Because the advisory fee paid by each Portfolio differs, a Fund that invests in more than one Portfolio has the potential for a conflict of interest with the investment adviser in that assets could be allocated to a Portfolio for the reason that it has a higher advisory fee. However, in making allocation determinations, the portfolio manager must make determinations on the basis of the best interests of the Fund and its shareholders and under no circumstances are assets allocated to a Portfolio solely because it pays a higher advisory fee.  The Fund may be one of several investors in a Portfolio.  Actions taken by other investors may adversely affect the Fund and its shareholders.

Portfolio Turnover.  The annual portfolio turnover rate of the Fund may exceed 100%.  A mutual fund with a high turnover rate (100% or more) may generate more capital gains and pay more commissions (which may reduce return) than a fund with a lower rate.  Capital gains distributions will be made to shareholders if offsetting capital loss carry forwards do not exist.

Securities Lending. The Fund may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers.  As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially.  Loans will only be made to firms that have been approved by the investment adviser and the investment adviser or the securities lending agent will periodically monitor the financial condition of such organizations while any loans are outstanding.  In addition, loans will only be made when the investment adviser believes the expected returns, net of expenses, justify the attendant risk.  Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned.  The Fund may lend up to one-third of the value of its total assets (including borrowings) or such other amount as is permitted under relevant law.

Borrowing.  The Fund is authorized to borrow in accordance with applicable regulations, but currently intends to borrow only for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions).  The Fund will not purchase additional investment securities while outstanding borrowings exceed 5% of the value of its total assets.

Cash and Cash Equivalents.  The Fund may invest in cash or cash equivalents, including high quality short-term instruments or an affiliated investment company that invests in such instruments.

General. Each Fund's (except Real Estate Fund's) investment objective may not be changed without shareholder approval. Real Estate Fund's investment objective and, for all Funds, certain other policies may be changed without shareholder approval.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies. The Fund might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or the Statement of Additional Information. While at times the Fund may use alternative investment strategies in an effort to limit its losses, it may choose not to do so.

The Fund’s 80% Policy will not be changed unless shareholders are given at least 60 days' advance written notice of the change and, for the purpose of such policy, net assets include any assets purchased with borrowings for investment purposes.

Real Estate Fund's, Small-Cap Fund's, Small-Cap Value Fund's and Special Equities Fund's investment policies include a provision allowing the Fund to invest (i) all of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund; or (ii) in more than one open-end management investment company sponsored by Eaton Vance or its affiliates, provided any such companies have investment objectives, policies and restrictions that are consistent with those of the Fund.  Any such company or companies would be advised by the Fund’s investment adviser (or an affiliate) and the Fund would not pay directly any advisory fee with respect to the assets so invested. Real Estate Fund, Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund may initiate investments in one or more such investment companies at any time without shareholder approval.

Management and Organization

Management.  Each Portfolio’s, Small-Cap Fund’s, Small-Cap Value Fund’s and Special Equities Fund’s investment adviser is Boston Management and Research (“BMR”), an indirect subsidiary of Eaton Vance Corp. (“EVC”).  Eaton Vance Management (“Eaton Vance”), a wholly-owned subsidiary of EVC, is Real Estate Fund’s investment adviser.  Eaton Vance and BMR have offices at Two International Place Boston, MA 02110.  Eaton Vance has been managing assets since 1924 and managing mutual funds since 1931.  Eaton Vance and its affiliates currently manage over $285 billion on behalf of mutual funds, institutional clients and individuals.

Each investment adviser manages investments pursuant to an investment advisory agreement.  Each Fund (except Real Estate Fund, Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund) has been allocated its pro rata share of the advisory fee paid by the Portfolio(s) in which it invests.

Eaton Vance serves as the administrator of each Fund, providing each Fund with administrative services and related office facilities.  In return, Large-Cap Core Research Fund, Large-Cap Growth Fund, Real Estate Fund, Small-Cap Fund and Small-Cap Value Fund are authorized to pay Eaton Vance a fee of 0.15% of average daily net assets.   For the fiscal year ended December 31, 2013, the administration fee paid by each of Large-Cap Core Research Fund, Large-Cap Growth Fund, Real Estate Fund, Small-Cap Fund and Small-Cap Value Fund equaled 0.15% of average daily net assets.  Balanced Fund is authorized to pay Eaton Vance a fee of 0.04% of average daily net assets.  For the fiscal year ended December 31, 2013, the administration fee of Balanced Fund was 0.04% of the Fund’s average daily net assets.  Eaton Vance does not currently receive a fee for serving as administrator of Dividend Builder Fund, Large-Cap Value and Special Equities Fund.

Each Fund’s semiannual report covering the fiscal period ended June 30 provides information regarding the basis for the Trustees’ approval of the investment advisory agreement with regard to each Portfolio, Real Estate Fund, Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund.

Balanced Fund.  The Balanced Fund invests in Large-Cap Core Research Portfolio and Investment Grade Income Portfolio.  Balanced Fund is allocated its pro rata share of the advisory fees paid by the Portfolios in which it invests.  For the year ended December 31, 2013, the Fund’s allocated portion of the advisory fees paid by the Portfolios amounted to 0.59% of the Fund’s average daily net assets.  Additional information about each Portfolio’s advisory fees and portfolio managers is set forth below.

Dividend Builder Portfolio.  Under its investment advisory agreement with Dividend Builder Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)*
Up to $500 million	0.6500%
$500 million but less than $1 billion	0.6250%
$1 billion but less than $1.5 billion	0.6000%
$1.5 billion but less than $2 billion	0.5500%
$2 billion but less than $3 billion	0.5000%
$3 billion and over	0.4375%

*

Pursuant to a fee reduction agreement effective June 14, 2004.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets of the Portfolio, was 0.63%.

Charles B. Gaffney has served as the portfolio manager of Dividend Builder Portfolio since 2007.  He is a Vice President of Eaton Vance and BMR and has managed other Eaton Vance portfolios for more than five years.

Large-Cap Core Research Portfolio.  Under its investment advisory agreement with Large-Cap Core Research Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.650%
$500 million but less than $1 billion	0.625%
$1 billion but less than $2.5 billion	0.600%
$2.5 billion and over	0.575%

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets of the Portfolio, was 0.65%.

Mr. Gaffney has served as the portfolio manager of Large-Cap Core Research Portfolio and its predecessor fund since 2007.  For additional information on Mr. Gaffney, please see above.

Large-Cap Growth Portfolio.  Under its investment advisory agreement with Large-Cap Growth Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.650%
$500 million but less than $1 billion	0.625%
$1 billion but less than $2.5 billion	0.600%
$2.5 billion and over	0.575%

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets of the Portfolio, was 0.65%.

Large-Cap Growth Portfolio is managed by a team of portfolio managers led by Lewis R. Piantedosi.  Mr. Piantedosi has served as a portfolio manager of the Portfolio since it commenced operations in 2002 and manages other Eaton Vance portfolios.  He has been an Eaton Vance portfolio manager for more than five years and is a Vice President of Eaton Vance and BMR.  Yana S. Barton has been a member of the portfolio management team since December 2009.  Ms. Barton has managed other Eaton Vance portfolios since 2005.  She has been employed by Eaton Vance for more than five years and is a Vice President of Eaton Vance and BMR.

Large-Cap Value Portfolio.  Under its investment advisory agreement with Large-Cap Value Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)*
Up to $2 billion	0.625%
$2 billion but less than $5 billion	0.600%
$5 billion but less than $10 billion	0.575%
$10 billion but less than $15 billion	0.555%
$15 billion but less than $20 billion	0.540%
$20 billion but less than $25 billion	0.530%
$25 billion and over	0.520%

*

Pursuant to fee reduction agreements effective March 27, 2006, April 27, 2009 and April 26, 2010.

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets of the Portfolio, was 0.60%.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Large-Cap Value Portfolio is managed by Edward J. Perkin, CFA (lead portfolio manager) and John D. Crowley. Mr. Perkin has served as a portfolio manager of the Portfolio since June 30, 2014 and manages other Eaton Vance portfolios.  He is Chief Equity Investment Officer and Vice President of Eaton Vance and BMR.  Prior to joining Eaton Vance in 2014, Mr. Perkin was Chief Investment Officer, International and Emerging Markets Equity, and Managing Director, Portfolio Manager, Europe, EAFE and Global, at Goldman Sachs Asset Management.  Mr. Crowley has served as a portfolio manager of the Portfolio since December 2009.  He is a Vice President of Eaton Vance and BMR and has managed other Eaton Vance portfolios for more than five years.

Real Estate Fund.  Under its investment advisory agreement with Real Estate Fund, Eaton Vance receives a monthly advisory fee equal to 0.65% annually of the Fund’s average daily net assets.  For the fiscal year ended December 31, 2013, the effective annual rate of investment advisory fee paid to Eaton Vance, based on average daily net assets of the Fund was 0.65%.

J. Scott Craig has served as portfolio manager of the Fund since it commenced operations in 2006.  He is a Vice President of Eaton Vance and BMR.

Small-Cap Fund.  Prior to May 1, 2012, the Fund invested its assets in Small-Cap Portfolio, a separate registered investment company with the same objective and policies as the Fund.  Small-Cap Portfolio paid advisory fees to BMR on the same schedule as that of the Fund.  Under its investment advisory agreement with Small-Cap Fund, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.7500%
$500 million but less than $1 billion	0.6875%
$1 billion but less than $1.5 billion	0.6250%
$1.5 billion but less than $2 billion	0.5625%
$2 billion but less than $3 billion	0.5000%
$3 billion and over	0.4375%

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets was 0.75%.

Nancy B. Tooke is the portfolio manager of Small-Cap Fund and Small-Cap Portfolio since February 2006 and manages other Eaton Vance portfolios.  She has been employed by Eaton Vance for more than five years and is a Vice President of Eaton Vance and BMR.

Small-Cap Value Fund.  Under Small-Cap Value Fund’s investment advisory agreement, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.750%
$500 million but less than $1 billion	0.725%
$1 billion but less than $2.5 billion	0.700%
$2.5 billion but less than $5 billion	0.680%
$5 billion and over	0.665%

Prior to March 1, 2014, BMR received a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	1.0000%
$500 million but less than $1 billion	0.9375%
$1 billion but less than $2.5 billion	0.8750%
$2.5 billion but less than $5 billion	0.8125%
$5 billion and over	0.7500%

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

For the fiscal year ended December 31, 2013, the effective annual rate of investment advisory fee paid to BMR, based on average daily net assets of the Fund was 1.00%.

Small-Cap Value Fund is managed by a team of three portfolio managers led by Gregory R. Greene.  Mr. Greene has served as a portfolio manager since March 2006.  Mr. Greene has been a Vice President of BMR since March 2012, is Co-Director of Fox and a member of the Fox Investment Committee and has managed other investment portfolios and been employed by Fox for more than five years.  Other members of the team are J. Bradley Ohlmuller and Patrick J. O’Brien, who both manage other Eaton Vance portfolios.  Mr. Ohlmuller has served as a portfolio manager since November 2005, has been a Vice President of BMR since March 2012, is an Equity Portfolio Manager of Fox and member of the Fox Investment Committee and has been employed by Fox for more than five years.  Mr. O’Brien has served as a portfolio manager since November 2013, has been a Vice President of BMR since November 2013, is an Equity Portfolio Manager of Fox and has been a member of its Research Group and the Fox Investment Committee since October 2012.  Prior to joining Fox in October 2012, Mr. O’Brien was a portfolio manager and analyst with Brown Advisory/ABIM since 2001.

Special Equities Fund.  Prior to May 1, 2012, the Fund invested its assets in Special Equities Portfolio, a separate registered investment company with the same objective and policies as the Fund.  Special Equities Portfolio paid advisory fees to BMR on the same schedule as that of the Fund.  Under its investment advisory agreement with Special Equities Fund, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate
All assets	0.625%

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets was 0.625%.

Nancy B. Tooke is the portfolio manager of Special Equities Fund and Special Equities Portfolio since February 2006 and manages other Eaton Vance portfolios.  She has been employed by Eaton Vance for more than five years and is a Vice President of Eaton Vance and BMR.

The Statement of Additional Information provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager, and each portfolio manager’s ownership of Fund shares with respect to which that portfolio manager has management responsibilities.

Eaton Vance provides sub-transfer agency and related services to Eaton Vance mutual funds pursuant to a Sub-Transfer Agency Support Services Agreement.  For its services under the agreement, Eaton Vance receives an aggregate fee from such funds equal to the lesser of $2.5 million or its actual expenses incurred in performing such services.

Organization. Each Fund, except Large-Cap Core Research Fund, is a series of Eaton Vance Special Investment Trust. Large-Cap Core Research Fund is a series of Eaton Vance Mutual Funds Trust. Eaton Vance Special Investment Trust and Eaton Vance Mutual Funds Trust are Massachusetts business trusts. Each Fund offers multiple classes of shares.  Each Class represents a pro rata interest in a Fund but is subject to different expenses and rights.  The Funds do not hold annual shareholder meetings but may hold special meetings for matters that require shareholder approval (such as electing or removing trustees, approving management or advisory contracts or changing investment policies that may only be changed with shareholder approval).

As a Portfolio investor, Balanced Fund, Dividend Builder Fund, Large-Cap Core Research Fund, Large-Cap Growth Fund and Large-Cap Value Fund may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions).  When necessary, Balanced Fund, Dividend Builder Fund, Large-Cap Core Research Fund, Large-Cap Growth Fund and Large-Cap Value Fund will hold a meeting of its shareholders to consider Portfolio matters and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders.  There may be other Portfolio investors in addition to Balanced Fund, Dividend Builder Fund, Large-Cap Core Research Fund, Large-Cap Growth Fund and Large-Cap Value Fund.  Purchase and redemption activities by other Portfolio investors may impact the management of Investment Grade Income Portfolio, Dividend Builder Portfolio, Large-Cap Core Research Portfolio, Large-Cap Growth Portfolio and Large-Cap Value Portfolio and its ability to achieve its objective.  Balanced Fund, Dividend Builder Fund, Large-Cap Core Research Fund, Large-Cap Growth Fund and Large-Cap Value Fund can withdraw its Portfolio investment at any time without shareholder approval.

Because the Funds use this combined Prospectus, a Fund could be held liable for a misstatement or omission made about another Fund.

Valuing Shares

Each Fund values its shares once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (typically Monday through Friday), as of the close of regular trading on the Exchange (normally 4:00 p.m. eastern time). The purchase price of Fund shares is their net asset value (plus any applicable sales charge), which is derived from the value of Fund or Portfolio holdings. When purchasing or redeeming Fund shares through a financial intermediary, your financial intermediary must receive your order by the close of regular trading on the Exchange in order for the purchase price or the redemption price to

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

be based on that day’s net asset value per share. It is the financial intermediary’s responsibility to transmit orders promptly. Each Fund may accept purchase and redemption orders as of the time of their receipt by certain financial intermediaries (or their designated intermediaries).

The Trustees have adopted procedures for valuing investments and have delegated to the investment adviser the daily valuation of such investments.  Pursuant to the procedures, exchange-listed securities normally are valued at closing sale prices.  Most debt securities are valued by an independent pricing service.  In certain situations, the investment adviser may use the fair value of a security if market prices are unavailable or deemed unreliable, or if events occur after the close of a securities market (usually a foreign market) and before portfolio assets are valued which would materially affect net asset value.  In addition, for foreign equity securities and futures contracts on foreign indices that meet certain criteria, the Trustees have approved the use of a fair value service that values such securities to reflect market trading that occurs after the close of the applicable foreign markets of comparable securities or other instruments that have a strong correlation to the fair-valued securities.  A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.  Because foreign securities trade on days when Fund shares are not priced, the value of securities held by a Fund can change on days when Fund shares cannot be redeemed.  The investment adviser expects to fair value domestic securities in limited circumstances, such as when the securities are subject to restrictions on resale.  Eaton Vance has established a Valuation Committee that oversees the valuation of investments.

Purchasing Shares

You may purchase shares through your financial intermediary or by mailing an account application form to the transfer agent (see back cover for address).  Purchase orders will be executed at the net asset value (plus any applicable sales charge) next determined after their receipt in proper form (meaning that they are complete and contain all necessary information) by a Fund’s transfer agent.  A Fund’s transfer agent or your financial intermediary must receive your purchase in proper form no later than the close of regular trading on the Exchange (normally 4:00 p.m. eastern time) for your purchase to be effected at that day’s net asset value.  If you purchase shares through a financial intermediary, that intermediary may charge you a fee for executing the purchase for you.

Each Fund may suspend the sale of its shares at any time and any purchase order may be refused for any reason.  The funds sponsored by the Eaton Vance organization (the “Eaton Vance funds”) do not accept investments from residents of the European Union or Switzerland.  The funds also do not accept investments from other non-U.S. residents, provided that a fund may accept investments from certain non-U.S. investors at the discretion of the principal underwriter.  The Funds do not issue share certificates.

As used throughout this Prospectus, the term “employer sponsored retirement plan” includes the following: an employer sponsored pension or profit sharing plan that qualifies under section 401(a) of the Internal Revenue Code (such as a 401(k) plan, money purchase pension, profit sharing and defined benefit plan); ERISA covered 403(b) plan; Taft–Hartley multi-employer plan; and  non-qualified deferred compensation arrangements that operate in a similar manner to a qualified retirement plan (including 457 plans and executive deferred compensation arrangements).  Individual Retirement Accounts are not employer sponsored retirement plans for purposes of this definition.

Class A, Class B, Class C and Class R Shares

Your initial investment must be at least $1,000.  After your initial investment, additional investments may be made in any amount at any time by sending a check payable to the order of the Fund or the transfer agent directly to the transfer agent (see back cover for address).  Please include your name and account number and the name of the Fund and Class of shares with each investment.  You also may make additional investments by accessing your account via the Eaton Vance website at www.eatonvance.com.  Purchases made through the Internet from a pre-designated bank account will have a trade date that is the first business day after the purchase is requested (provided the request is submitted no later than the close of regular trading on the Exchange).  For more information about purchasing shares through the Internet, please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).

You may make automatic investments of $50 or more each month or each quarter from your bank account.  You can establish bank automated investing on the account application or by providing written instructions.  Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.  The minimum initial investment amount and Fund policy of redeeming accounts with low account balances are waived for bank automated investing accounts, certain group purchase plans (including employer sponsored retirement plans and proprietary fee-based programs sponsored by financial intermediaries) and for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information).

Class I Shares

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform.  Such clients may include individuals, corporations, endowments, foundations and

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

employer sponsored retirement plans.  Class I shares also are offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers.  Your initial investment must be at least $250,000.  Subsequent investments of any amount may be made at any time, including through automatic investment each month or quarter from your bank account.  You may make automatic investments of $50 or more each month or each quarter from your bank account.  You can establish bank automated investing on the account application or by providing written instructions.  Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.

The minimum initial investment is waived for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information). The minimum initial investment also is waived for: (i) permitted exchanges; (ii) employer sponsored retirement plans; (iii) corporations, endowments and foundations with assets of at least $100 million; and (iv) individual accounts of a financial intermediary that charges an ongoing fee for its services or offers Class I shares through a no-load network or platform (in each case, as described above), provided the aggregate value of such accounts invested in Class I shares is at least $250,000 (or is anticipated by the principal underwriter to reach $250,000).

Class I shares may be purchased through a financial intermediary or by requesting your bank to transmit immediately available funds (Federal Funds) by wire.  To make an initial investment by wire, you must complete an account application and telephone Eaton Vance Shareholder Services at 1-800-262-1122 to be assigned an account number.  You may request an account application by calling 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).  Shareholder Services must be advised by telephone of each additional investment by wire.

Class R6 Shares

Class R6 shares are offered to employer sponsored retirement plans held in plan level or omnibus accounts; endowments; foundations; local, city, and state governmental institutions; corporations; charitable trusts; trust companies; bank trust departments; and insurance companies; clients of Eaton Vance Investment Counsel; and investment companies.  In order to offer Class R6 shares to investors other than employer sponsored retirement plans, a financial intermediary must enter into a written agreement with the Fund’s principal underwriter to offer such shares.

There is no initial investment minimum for employer sponsored retirement plans and investment companies sponsored by the Eaton Vance organization.  For all other eligible investors, the initial investment must be at least $1,000,000.  Subsequent investments of any amount may be made at any time.  Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.

Class R6 shares may be purchased through a financial intermediary or by requesting your bank to transmit immediately available funds (Federal Funds) by wire. To make an initial investment by wire, you must complete an account application and telephone Eaton Vance Shareholder Services at 1-800-262-1122 to be assigned an account number. You may request an account application by calling 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time). Shareholder Services must be advised by telephone of each additional investment by wire.

Restrictions on Excessive Trading and Market Timing.  The Funds are not intended for excessive trading or market timing.  Market timers seek to profit by rapidly switching money into a fund when they expect the share price of the fund to rise and taking money out of the fund when they expect those prices to fall.  By realizing profits through short-term trading, shareholders that engage in rapid purchases and sales (including exchanges, if permitted) of a fund’s shares may dilute the value of shares held by long-term shareholders. Volatility resulting from excessive purchases and sales of fund shares, especially involving large dollar amounts, may disrupt efficient portfolio management.  In particular, excessive purchases and sales of a fund’s shares may cause a fund to have difficulty implementing its investment strategies, may force the fund to sell portfolio securities at inopportune times to raise cash or may cause increased expenses (such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage or increased administrative costs).

A fund that invests all or a portion of its assets in foreign securities may be susceptible to a time zone arbitrage strategy in which shareholders attempt to take advantage of fund share prices that may not reflect developments in a foreign securities market that occur after the close of such market but prior to the pricing of fund shares.  In addition, a fund that invests in securities that are, among other things, thinly traded, traded infrequently or relatively illiquid (including restricted securities and securities of certain small- and mid-cap companies) is susceptible to the risk that the current market price for such securities may not accurately reflect current market values.  A shareholder may seek to engage in short-term trading to take advantage of these pricing differences (commonly referred to as “price arbitrage”).   The investment adviser is authorized to use the fair value of a security if prices are unavailable or are deemed unreliable (see “Valuing Shares”).  The use of fair value pricing and the restrictions on excessive trading and market timing described below are intended to reduce a shareholder’s ability to engage in price or time zone arbitrage to the detriment of the Funds.

The Boards of the Eaton Vance funds have adopted policies to discourage short-term trading and market timing and to seek to minimize their potentially detrimental effects. Pursuant to these policies, an Eaton Vance fund shareholder who, through one or more accounts, completes two round-trips within 90 days generally will be deemed to be market timing or trading excessively in

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

fund shares.  “Two round-trips within 90 days” means either (1) a purchase of fund shares followed by a redemption of fund shares followed by a purchase followed by a redemption or (2) a redemption of fund shares followed by a purchase of fund shares followed by a redemption followed by a purchase, in either case with the final transaction in the sequence occurring within 90 days of the initial transaction in the sequence.  Purchases and redemptions subject to the limitation include those made by exchanging to or from another fund. Under the policies, each Fund or its sub-transfer agent or principal underwriter will reject or cancel a purchase order, suspend or terminate an exchange privilege or terminate the ability of an investor to invest in the Eaton Vance funds if the Fund or the principal underwriter determines that a proposed transaction involves market timing or excessive trading that it believes is likely to be detrimental to the Fund.  Each Fund and its principal underwriter use reasonable efforts to detect market timing and excessive trading activity, but they cannot ensure that they will be able to identify all cases of market timing and excessive trading.  Each Fund or its principal underwriter may also reject or cancel any purchase order (including an exchange) from an investor or group of investors for any other reason.  Decisions to reject or cancel purchase orders (including exchanges) in a Fund are inherently subjective and will be made in a manner believed to be in the best interest of a Fund’s shareholders.  No Eaton Vance fund has any arrangement to permit market timing.

The following fund share transactions (to the extent permitted by a fund’s prospectus) generally are exempt from the market timing and excessive trading policy described above because they generally do not raise market timing or excessive trading concerns:

•

transactions made pursuant to a systematic purchase plan or as the result of automatic reinvestment of dividends or distributions, or initiated by a Fund (e.g., for failure to meet applicable account minimums);

•

transactions made by participants in employer sponsored retirement plans involving participant payroll or employer contributions or loan repayments, redemptions as part of plan terminations or at the direction of the plan, mandatory retirement distributions, or rollovers;

•

transactions made by model-based discretionary advisory accounts; or

•

transactions made by an Eaton Vance fund that is structured as a “fund-of-funds,” provided the transactions are in response to fund inflows and outflows or are part of a reallocation of fund assets in accordance with its investment policies.

It may be difficult for a Fund or the principal underwriter to identify market timing or excessive trading in omnibus accounts traded through financial intermediaries.  The Funds and the principal underwriter have provided guidance to financial intermediaries (such as banks, broker-dealers, insurance companies and retirement administrators) concerning the application of the Eaton Vance funds’ market timing and excessive trading policies to Fund shares held in omnibus accounts maintained and administered by such intermediaries, including guidance concerning situations where market timing or excessive trading is considered to be detrimental to a Fund.  Each Fund or its principal underwriter may rely on a financial intermediary’s policy to restrict market timing and excessive trading if it believes that policy is likely to prevent market timing that is likely to be detrimental to the Fund.  Such policy may be more or less restrictive than a Fund’s policy.  Although each Fund or the principal underwriter reviews trading activity at the omnibus account level for activity that indicates potential market timing or excessive trading activity, the Funds and the principal underwriter typically will not request or receive individual account data unless suspicious trading activity is identified.  Each Fund and the principal underwriter generally rely on financial intermediaries to monitor trading activity in omnibus accounts in good faith in accordance with their own or Fund policies.  Each Fund and the principal underwriter cannot ensure that these financial intermediaries will in all cases apply the policies of the Fund or their own policies, as the case may be, to accounts under their control.

Choosing a Share Class. Each Fund offers different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices due to differences in class expenses.  A share class also may be subject to a sales charge.  In choosing the class of shares that suits your investment needs, you should consider:

•

how long you expect to own your shares;

•

how much you intend to invest; and

•

the total operating expenses associated with owning each class.

Each investor’s considerations are different.  You should speak with your financial intermediary to help you decide which class of shares is best for you.  Set forth below is a brief description of each class of shares offered by the Funds.

Class A shares are offered at net asset value plus a front-end sales charge of up to 5.75%.  This charge is deducted from the amount you invest.  The Class A sales charge is reduced for purchases of $50,000 or more.  The sales charge applicable to your purchase may be reduced under the right of accumulation or a statement of intention, which are described in “Reducing or Eliminating Class A Sales Charges” under “Sales Charges” below.  Some investors may be eligible to purchase Class A shares at net asset value under certain circumstances, which are also described below.  Class A shares pay distribution and service fees equal to 0.25% annually of average daily net assets.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Class B shares are offered at net asset value with no front-end sales charge, but are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions.  If you sell your Class B shares within six years of purchase, you generally will be subject to a contingent deferred sales charge or “CDSC.”  The amount of the CDSC applicable to a redemption of Class B shares decreases over six years, as described in the CDSC schedule in “Contingent Deferred Sales Charge” under “Sales Charges” below.  The CDSC is deducted from your redemption proceeds.  Under certain circumstances, the Class B CDSC may be waived (such as in the case of the death of the shareholder).  See “CDSC Waivers” under “Sales Charges” below.  Class B shares pay distribution and service fees equal to 1.00% annually of average daily net assets. Class B shares automatically convert to Class A shares eight years after purchase.

Class C shares are offered at net asset value with no front-end sales charge.  If you sell your Class C shares within one year of purchase, you generally will be subject to a CDSC.  The CDSC is deducted from your redemption proceeds.  Under certain circumstances, the Class C CDSC may be waived (such as certain redemptions from employer sponsored retirement plans).  See “CDSC Waivers” under “Sales Charges” below.  Class C shares pay distribution and service fees equal to 1.00% annually of average daily net assets.  Orders for Class C shares of one or more Eaton Vance funds will be refused when the total value of the purchase (including the aggregate value of all Eaton Vance fund shares held within the purchasing shareholder’s account(s)) is $250,000 or more ($1 million or more for employer sponsored retirement plans).  Investors considering cumulative purchases of $250,000 or more ($1 million or more for employer sponsored retirement plans), or who, after a purchase of shares, would own shares of Eaton Vance funds with a current market value of $250,000 or more ($1 million or more for employer sponsored retirement plans), should consider whether another class of shares would be more advantageous and consult their financial intermediary.

Effective July 14, 2014, orders for Class C shares of one or more Eaton Vance funds will be refused when the total value of the purchase (including the aggregate market value of all Eaton Vance fund shares held within the purchasing shareholder’s account(s)) is $1 million or more.  Investors considering cumulative purchases of $1 million or more, should consider whether another class of shares would be more appropriate and consult their financial intermediary.

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform.  Such clients may include individuals, corporations, endowments, foundations and employer sponsored retirement plans.  Class I shares are also offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers. Class I shares do not pay distribution or service fees.

Class R shares are offered at net asset value with no front-end sales charge to employer sponsored retirement plans and Individual Retirement Account rollover clients of financial intermediaries who charge such clients an ongoing fee for advisory, investment, consulting or similar services.  Class R shares pay distribution and service fees equal to 0.50% annually of average daily net assets.

Class R6 shares are offered at net asset value to employer sponsored retirement plans and certain other investors as described under “Class R6 Shares” above. Class R6 shares are not subject to distribution fees, service fees or sub-accounting/recordkeeping or similar fees paid to intermediaries.

Payments to Financial Intermediaries. In addition to payments disclosed under “Sales Charges” below, the principal underwriter, out of its own resources, may make cash payments to certain financial intermediaries who provide marketing support, transaction processing and/or administrative services and, in some cases, include some or all Eaton Vance funds in preferred or specialized selling programs.  Payments made by the principal underwriter to a financial intermediary may be significant and are typically in the form of fees based on Fund sales, assets, transactions processed and/or accounts attributable to that financial intermediary.  Financial intermediaries also may receive amounts from the principal underwriter in connection with educational or due diligence meetings that include information concerning Eaton Vance funds.  The principal underwriter may pay or allow other promotional incentives or payments to financial intermediaries to the extent permitted by applicable laws and regulations.

Certain financial intermediaries that maintain fund accounts for the benefit of their customers provide sub-accounting, recordkeeping and/or administrative services to the Eaton Vance funds and are compensated for such services by the funds, provided that no such compensation is paid with respect to Class R6 shares.  As used in this Prospectus, the term “financial intermediary” includes any broker, dealer, bank (including bank trust departments), registered investment adviser, financial planner, a retirement plan and/or its administrator, their designated intermediaries and any other firm having a selling, administration or similar agreement with the principal underwriter or its affiliates.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Sales Charges

Class A Front-End Sales Charge.  Class A shares are offered at net asset value per share plus a sales charge that is determined by the amount of your investment.  The current sales charge schedule is:

Amount of Purchase	Sales Charge* as Percentage of Offering Price	Sales Charge* as Percentage of Net Amount Invested	Dealer Commission as a Percentage of Offering Price
Less than $50,000	5.75%	6.10%	5.00%
$50,000 but less than $100,000	4.75%	4.99%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.75%
$1,000,000 but less than $3,000,000	0.00**	0.00**	TIERED**
$3,000,000 or more	0.00**	0.00**	TIERED**

*

Because the offering price per share is rounded to two decimal places, the actual sales charge you pay on a purchase of Class A shares may be more or less than your total purchase amount multiplied by the applicable sales charge percentage.

**

No sales charge is payable at the time of purchase on investments of $1 million or more.  The principal underwriter will pay a commission to financial intermediaries on sales of $1 million or more as follows: 1.00% on amounts of $1 million or more but less than $3 million; plus 0.75% on amounts of $3 million or more.  A CDSC of 1.00% will be imposed on such investments (as described below) in the event of redemptions within 18 months of purchase.

The principal underwriter may also pay commissions of up to 1.00% on sales of Class A shares made at net asset value to certain employer sponsored retirement plans.

Reducing or Eliminating Class A Sales Charges.  Front-end sales charges on purchases of Class A shares may be reduced under the right of accumulation or under a statement of intention.  To receive a reduced sales charge, you must inform your financial intermediary or a Fund at the time you purchase shares that you qualify for such a reduction.  If you do not let your financial intermediary or the Fund know you are eligible for a reduced sales charge at the time of purchase, you will not receive the discount to which you may otherwise be entitled.

Right of Accumulation.  Under the right of accumulation, the sales charge you pay is reduced if the current market value of your holdings in a Fund or any other Eaton Vance fund (based on the current maximum public offering price) plus your new purchase total $50,000 or more.  Class A shares of Eaton Vance U.S. Government Money Market Fund cannot be included under the right of accumulation.  Shares owned by you, your spouse and children under age twenty-one may be combined for purposes of the right of accumulation, including shares held for the benefit of any of you in omnibus or “street name” accounts.  In addition, shares held in a trust or fiduciary account of which any of the foregoing persons is the sole beneficiary (including employer sponsored retirement plans and Individual Retirement Accounts) may be combined for purposes of the right of accumulation.  Shares purchased and/or owned in a SEP, SARSEP and SIMPLE IRA plan also may be combined for purposes of the right of accumulation for the plan and its participants.  You may be required to provide documentation to establish your ownership of shares included under the right of accumulation (such as account statements for you, your spouse and children or marriage certificates, birth certificates and/or trust or other fiduciary-related documents).

Statement of Intention.  Under a statement of intention, purchases of $50,000 or more made over a 13-month period are eligible for reduced sales charges.  Shares eligible under the right of accumulation (other than those included in employer sponsored retirement plans) may be included to satisfy the amount to be purchased under a statement of intention.  Under a statement of intention, the principal underwriter may hold 5% of the dollar amount to be purchased in escrow in the form of shares registered in your name until you satisfy the statement or the 13-month period expires.  A statement of intention does not obligate you to purchase (or a Fund to sell) the full amount indicated in the statement.

Class A shares are offered at net asset value (without a sales charge) to employer sponsored retirement plans, and to clients of financial intermediaries who (i) charge an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class A shares through a no-load network or platform, or self-directed brokerage accounts that may or may not charge transaction fees to customers.   Such clients may include individuals, corporations, endowments, foundations and employer sponsored retirement plans.  Class A shares also are offered at net asset value to investment and institutional clients of Eaton Vance and its affiliates; certain persons affiliated with Eaton Vance; and to certain fund service providers as described in the Statement of Additional Information.  Class A shares may also be purchased at net asset value pursuant to the reinvestment privilege and exchange privilege and when distributions are reinvested.  See “Shareholder Account Features” for details.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Contingent Deferred Sales Charge.  Class A, Class B and Class C shares are subject to a CDSC on certain redemptions.  The CDSC generally is paid to the principal underwriter.  Class A shares purchased at net asset value in amounts of $1 million or more are subject to a 1.00% CDSC if redeemed within 18 months of purchase.  Class C shares are subject to a 1.00% CDSC if redeemed within one year of purchase. Class B shares are subject to the following CDSC schedule:

Year of Redemption After Purchase	CDSC

CDSCs are based on the lower of the net asset value at the time of purchase or at the time of redemption.  Shares acquired through the reinvestment of distributions are exempt from the CDSC.  Redemptions are made first from shares that are not subject to a CDSC.

First or Second	5%
Third	4%
Fourth	3%
Fifth	2%
Sixth	1%
Seventh or following	0%

The sales commission payable to financial intermediaries in connection with sales of Class B and Class C shares is described under “Distribution and Service Fees” below.

CDSC Waivers. CDSCs are waived for certain redemptions pursuant to a Withdrawal Plan (see “Shareholder Account Features”) and, for Class B and Class C shares, in connection with certain redemptions from employer sponsored retirement plans.  The CDSC is also waived following the death of a beneficial owner of shares (a death certificate and other applicable documents may be required).

Conversion Feature.  After eight years, Class B shares automatically convert to Class A shares.  Class B shares acquired through the reinvestment of distributions convert in proportion to shares not so acquired.

Distribution and Service Fees.  Class A, Class B, Class C and Class R shares have in effect plans under Rule 12b-1 that allow each Fund to pay distribution fees for the sale and distribution of shares (so-called “12b-1 fees”) and service fees for personal and/or shareholder account services.  Class B and Class C shares pay distribution fees to the principal underwriter of 0.75% of average daily net assets annually.  Class R shares pay distribution fees to the principal underwriter of 0.25% annually of average daily net assets.  Although there is no present intention to do so, Class R shares could pay distribution fees of up to 0.50% annually upon Trustee approval.  Because these fees are paid from Fund assets on an ongoing basis, they will increase your cost over time and may cost you more than paying other types of sales charges.  The principal underwriter compensates financial intermediaries on sales of Class B and Class C shares (except exchange transactions and reinvestments) in an amount equal to 4% and 1%, respectively, of the purchase price of the shares.  After the first year, financial intermediaries also receive 0.75% of the value of Class C shares in annual distribution fees.  Class B, Class C and Class R shares also pay service fees to the principal underwriter equal to 0.25% of average daily net assets annually.  Class A shares pay distribution and service fees equal to 0.25% of average daily net assets annually.  After the sale of shares, the principal underwriter receives the Class A distribution and service fees and the Class B and Class C service fees for one year and thereafter financial intermediaries generally receive 0.25% annually of average daily net assets based on the value of shares sold by such financial intermediaries for shareholder servicing performed by such intermediaries.  After the sale of Class R shares, the principal underwriter generally pays distribution and service fees to financial intermediaries based on the value of shares sold by such intermediaries.  Distribution and service fees are subject to the limitations contained in the sales charge rule of the Financial Industry Regulatory Authority.

More information about sales charges is available free of charge on the Eaton Vance website at www.eatonvance.com and in the Statement of Additional Information.  Please consult the Eaton Vance website for any updates to sales charge information before making a purchase of Fund shares.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Redeeming Shares

You can redeem shares in any of the following ways:

By Mail

Send your request to the transfer agent. The request must be signed exactly as your account is registered (for instance, a joint account must be signed by all registered owners to be accepted) and a Medallion signature guarantee may be required.  You can obtain a Medallion signature guarantee at banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations that participate in The Securities Transfer Agents Medallion Program, Inc. (STAMP, Inc.).  Only Medallion signature guarantees issued in accordance with STAMP, Inc. will be accepted.  You may be asked to provide additional documents if your shares are registered in the name of a corporation, partnership or fiduciary.

By Telephone

Certain shareholders can redeem by calling 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time). Proceeds of a telephone redemption are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

By Internet

Certain shareholders can redeem by logging on to the Eaton Vance website at www.eatonvance.com. Proceeds of internet redemptions are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

For Additional Information	Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).
Through a Financial Intermediary	Your financial intermediary is responsible for transmitting the order promptly. A financial intermediary may charge a fee for this service.

If you redeem shares, your redemption price will be based on the net asset value per share next computed after the redemption request is received in proper form (meaning that it is complete and contains all necessary information) by a Fund’s transfer agent or your financial intermediary.  Your redemption proceeds normally will be paid in cash within seven days, reduced by the amount of any applicable CDSC and any federal income and state tax required to be withheld.  Payments will be sent by regular mail.  However, if you have given complete written authorization in advance, you may request that the redemption proceeds be wired directly to your bank account.  The bank designated may be any bank in the United States.  The request may be made by calling 1-800-262-1122 or by sending a Medallion signature guaranteed letter of instruction to the transfer agent (see back cover for address).  Certain redemption requests including those involving shares held by certain corporations, trusts or certain other entities and shares that are subject to certain fiduciary arrangements may require additional documentation and may be redeemed only by mail.  You may be required to pay the costs of such transaction by a Fund or your bank.  No costs are currently charged by a Fund.  However, charges may apply for expedited mail delivery services.  Each Fund may suspend or terminate the expedited payment procedure upon at least 30 days’ notice.

If you recently purchased shares, the proceeds of a redemption will not be sent until the purchase check (including a certified or cashier’s check) has cleared. If the purchase check has not cleared, redemption proceeds may be delayed up to 15 days from the purchase date.  If your account value falls below $750 (other than due to market decline), you may be asked either to add to your account or redeem it within 60 days.  If you take no action, your account will be redeemed and the proceeds sent to you.

While redemption proceeds are normally paid in cash, redemptions may be paid by distributing marketable securities.  If you receive securities, you could incur brokerage or other charges in converting the securities to cash.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Shareholder Account Features

Distributions.  You may have your Fund distributions paid in one of the following ways:

• Full Reinvest Option	Distributions are reinvested in additional shares. This option will be assigned if you do not specify an option.
• Partial Reinvest Option	Dividends are paid in cash* and capital gains are reinvested in additional shares.
• Cash Option	Distributions are paid in cash.*
• Exchange Option

Distributions are reinvested in additional shares of any class of another Eaton Vance fund chosen by you, subject to the terms of that fund’s prospectus.  Before selecting this option, you must obtain a prospectus of the other fund and consider its objectives, risks, and charges and expenses carefully.

*

If any distribution check remains uncashed for six months, the amount represented by the check will be invested in Fund shares at the then-current net asset value of the Fund and all future distributions will be reinvested.

Information about the Funds.  From time to time, you may receive the following:

•

Semiannual and annual reports containing a list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, performance information and financial statements.

•

Periodic account statements, showing recent activity and total share balance.

•

Tax information needed to prepare your income tax returns.

•

Proxy materials, in the event a shareholder vote is required.

•

Special notices about significant events affecting your Fund.

Most fund information (including semiannual and annual reports, prospectuses and proxy statements) as well as your periodic account statements can be delivered electronically.  For more information please go to www.eatonvance.com/edelivery.

The Eaton Vance funds have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Fund characteristics.  A description of these policies and procedures is provided below and additionally in the Statement of Additional Information.  Such policies and procedures regarding disclosure of portfolio holdings are designed to prevent the misuse of material, non-public information about the funds.

Each Fund will file with the Securities and Exchange Commission (“SEC”) a list of its portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q.  Each Fund’s annual and semiannual reports (as filed on Form N-CSR) and each Form N-Q may be viewed on the SEC’s website (www.sec.gov).  The most recent fiscal quarter-end holdings may also be viewed on the Eaton Vance website (www.eatonvance.com).  Portfolio holdings information that is filed with the SEC is posted on the Eaton Vance website approximately 60 days after the end of the quarter to which it relates. Portfolio holdings information as of each month end is posted to the website approximately one month after such month end except for Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund which post calendar quarter-end holdings approximately two months after such quarter end.   Each Fund also posts information about certain portfolio characteristics (such as top ten holdings and asset allocation) at least quarterly on the Eaton Vance website approximately ten business days after the period and each Fund may also post performance attribution as of a month end or more frequently if deemed appropriate.

Withdrawal Plan.  You may redeem shares on a regular periodic basis by establishing a systematic withdrawal plan.  Withdrawals will not be subject to any applicable CDSC if they are, in the aggregate, less than or equal to 12% annually of the greater of either the initial account balance or the current account balance.  Because purchases of Class A shares are generally subject to an initial sales charge, Class A shareholders should not make withdrawals from their accounts while also making purchases.

Exchange Privilege.  You may exchange your Fund shares for shares of the same Class of another Eaton Vance fund.  For purposes of exchanges among Eaton Vance funds, Class A and Class I shares are deemed to be the same as Investor Class and Institutional Class shares, respectively, of other Eaton Vance funds. Exchanges are made at net asset value.  If your shares are subject to a CDSC, the CDSC will continue to apply to your new shares at the same CDSC rate.  For purposes of the CDSC, your shares will continue to age from the date of your original purchase of Fund shares. Any class of shares of a fund may be exchanged for any other class of shares of that fund, provided that the shares being exchanged are no longer subject to a CDSC and the conditions for investing in the other class of shares described in the applicable prospectus are satisfied.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Before exchanging, you should read the prospectus of the new fund carefully.  Exchanges are subject to the terms applicable to purchases of the new fund’s shares as set forth in its prospectus.  If you wish to exchange shares, write to the transfer agent (see back cover for address), log on to your account at www.eatonvance.com or call 1-800-262-1122.  Periodic automatic exchanges are also available.  The exchange privilege may be changed or discontinued at any time.  You will receive at least 60 days’ notice of any material change to the privilege.  This privilege may not be used for “market timing” and may be terminated for market timing accounts or for any other reason.  For additional information, see “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares.” Ordinarily exchanges between different funds are taxable transactions for federal tax purposes, while permitted exchanges of one class for shares of another class of the same fund are not. Shareholders should consult their tax advisors regarding the applicability of federal, state, local and other taxes to transactions in Fund shares.

Reinvestment Privilege.  If you redeem shares, you may reinvest at net asset value all or any portion of the redemption proceeds in the same class of shares of the Fund you redeemed from, provided that the reinvestment occurs within 60 days of the redemption, and the privilege has not been used more than once in the prior 12 months. Under these circumstances your account will be credited with any CDSC paid in connection with the redemption. Any CDSC period applicable to the shares you acquire upon reinvestment will run from the date of your original share purchase.  Reinvestment requests must be in writing.  At the time of a reinvestment, you or your financial intermediary must notify the Fund or the transfer agent that you are reinvesting redemption proceeds in accordance with this privilege.  If you reinvest, your purchase will be at the next determined net asset value following receipt of your request.

Telephone and Electronic Transactions.  You can redeem or (if permitted) exchange shares by telephone as described in this Prospectus.  In addition, certain transactions may be conducted through the Eaton Vance website.  The transfer agent and the principal underwriter have procedures in place to authenticate telephone and electronic instructions (such as using security codes or verifying personal account information).  As long as the transfer agent and principal underwriter follow reasonable procedures, they will not be responsible for unauthorized telephone or electronic transactions and you bear the risk of possible loss resulting from these transactions.  You may decline the telephone redemption option on the account application.  Telephone instructions are recorded.

“Street Name” Accounts.  If your shares are held in a “street name” account at a financial intermediary, that intermediary (and not the Fund or its transfer agent) will perform all recordkeeping, transaction processing and distribution payments.  Because the Fund does not maintain an account for you, you should contact your financial intermediary to make transactions in shares, make changes in your account, or obtain account information.  You will not be able to utilize a number of shareholder features, such as telephone or internet transactions, directly with a Fund and certain features may be subject to different requirements.  If you transfer shares in a “street name” account to an account with another financial intermediary or to an account directly with a Fund, you should obtain historical information about your shares prior to the transfer.

Procedures for Opening New Accounts.  To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record information that identifies each new customer who opens a Fund account and to determine whether such person’s name appears on government lists of known or suspected terrorists or terrorist organizations.  When you open an account, the transfer agent or your financial intermediary will ask you for your name, address, date of birth (for individuals), residential or business street address (although post office boxes are still permitted for mailing) and social security number, taxpayer identification number, or other government-issued identifying number.  You also may be asked to produce a copy of your driver’s license, passport or other identifying documents in order to verify your identity.  In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic databases.  Other information or documents may be required to open accounts for corporations and other entities.  Federal law prohibits a Fund and other financial institutions from opening a new account unless they receive the minimum identifying information described above.  If a person fails to provide the information requested, any application by that person to open a new account will be rejected.  Moreover, if the transfer agent or the financial intermediary is unable to verify the identity of a person based on information provided by that person, it may take additional steps including, but not limited to, requesting additional information or documents from the person, closing the person’s account or reporting the matter to the appropriate federal authorities.  If your account is closed for this reason, your shares may be automatically redeemed at the net asset value next determined.  If a Fund’s net asset value has decreased since your purchase, you will lose money as a result of this redemption.  Each Fund has also designated an anti-money laundering compliance officer.

Account Questions.  If you have any questions about your account or the services available, please call Eaton Vance Shareholder Services at 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time), or write to the transfer agent (see back cover for address).

Additional Tax Information

Dividend Builder Fund expects to pay any required dividends monthly, Balanced Fund and Large-Cap Value Fund expect to pay any required dividends quarterly, and Large-Cap Core Research Fund, Large-Cap Growth Fund, Small-Cap Fund, Small-Cap Value Fund and Special Equities Fund expect to pay any required dividends annually.  Dividends may not be paid if Fund (and

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Class) expenses exceed Fund income for the period.  Different Classes of a Fund will generally distribute different dividend amounts.  Each Fund intends to distribute any net realized capital gains, if any, annually.

Real Estate Fund intends to make at least quarterly distributions to shareholders of substantially all of the distributions it receives from its REIT investments, less expenses, as well as income from other investments.  Such distributions may be comprised of income, return of capital, and capital gains.  The Fund may also realize capital gains on the sale of its REIT shares and other investments.  Distributions of these gains, if any, will be made annually.  In addition, the Fund may occasionally be required to make supplemental distributions at some other time during the year.  The amount of distributions will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.  Different Classes of the Fund will generally distribute different dividend amounts.

A portion of any distribution of a Fund’s investment income may, and any distribution by a Fund of net realized short-term capital gains will, be taxed as ordinary income.  Distributions of any net gains from investments held for more than one year will be taxed as long-term capital gains.  Taxes on distributions of capital gains are determined by how long the Portfolio or Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares in the Fund.  Distributions of investment income reported by a Fund as derived from “qualified dividend income” (as further described in the Statement of Additional Information) will be taxable to shareholders at the rates applicable to long-term capital gain provided holding period and other requirements are met at both the shareholder and the Portfolio or Fund level.  Over time, distributions by each Fund can generally be expected to include ordinary income, qualified dividend income and capital gain distributions taxable as long-term capital gains.  A portion of each Fund’s income distributions may be eligible for the dividends-received deduction for corporations.  A Fund’s distributions will be taxable as described above whether they are paid in cash or reinvested in additional shares.  A return of capital generally will not be taxable to shareholders but will reduce the cost basis of a shareholder’s shares and result in a higher reported capital gain or a lower reported capital loss when those shares are redeemed.

The unearned income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax.  For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly).  Net investment income includes, among other things, interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities.  Net investment income is reduced by deductions “properly allocable” to this income.

Investors who purchase shares at a time when a Fund’s net asset value reflects gains that are either unrealized or realized but not distributed will pay the full price for the shares and then may receive some portion of the purchase price back as a taxable distribution.  Certain distributions paid in January may be taxable to shareholders as if received on December 31 of the prior year.  A redemption of Fund shares, including an exchange for shares of another fund, is a taxable transaction.

Each Fund, except the Real Estate Fund, expects to send shareholders a statement each February showing the tax status of all distributions. (Real Estate Fund will mail its statements later because REITs do not provide information on the taxability of their distributions until after calendar year end.)

Each Portfolio’s, Real Estate Fund’s, Small-Cap Fund’s, Small-Cap Value Fund’s and Special Equities Fund’s investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains), which may decrease the Fund’s yield on such securities.  These taxes may be reduced or eliminated under the terms of an applicable tax treaty.  Shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes paid by a Portfolio, Real Estate Fund, Small-Cap Fund, Small-Cap Value Fund or Special Equities Fund.  In addition, investments in foreign securities or foreign currencies may increase or accelerate a Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Certain foreign entities may be subject to a 30% withholding tax on dividend income paid after June 30, 2014 and on redemption proceeds paid after December 31, 2016 under the Foreign Account Tax Compliance Act (“FATCA”). To avoid withholding, foreign financial institutions subject to FATCA must agree to disclose to the relevant revenue authorities certain information regarding their direct and indirect U.S. owners and other foreign entities must certify certain information regarding their direct and indirect U.S. owners to the Fund. For more detailed information regarding FATCA withholding and compliance, please refer to the Statement of Additional Information.

A Fund may be required to withhold, for U.S. federal income tax purposes, 28% of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Shareholders should consult with their tax advisors concerning the applicability of federal, state, local and other taxes to an investment.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights

The financial highlights are intended to help you understand a Fund’s financial performance for the period(s) indicated.  Certain information in the tables reflects the financial results for a single Fund share.  The total returns in the tables represent the rate an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all distributions at net asset value).  This information has been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  The reports of Deloitte & Touche LLP and each Fund’s financial statements are incorporated herein by reference and included in the Fund’s annual report, which is available upon request.

	Balanced Fund
	Period Ended December 31,
	2013				2012
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I(6)
Net asset value - Beginning of period	$7.570	$7.570	$7.600	$7.560	$6.910	$6.910	$6.940	$7.610
Income (Loss) From Operations
Net investment income(1)	$0.077	$0.015	$0.015	$0.099	$0.096	$0.041	$0.041	$0.032
Net realized and unrealized gain (loss)	1.491	1.501	1.502	1.500	0.694	0.692	0.693	(0.049)
Total income (loss) from operations	$1.568	$1.516	$1.517	$1.599	$0.790	$0.733	$0.734	$(0.017)
Less Distributions
From net investment income	$(0.101)	$(0.039)	$(0.040)	$(0.122)	$(0.130)	$(0.073)	$(0.074)	$(0.033)
From net realized gain	(0.577)	(0.577)	(0.577)	(0.577)	—	—	—	—
Total distributions	$(0.678)	$(0.616)	$(0.617)	$(0.699)	$(0.130)	$(0.073)	$(0.074)	$(0.033)
Net asset value - End of period	$8.460	$8.470	$8.500	$8.460	$7.570	$7.570	$7.600	$7.560
Total Return(2)	20.96%	20.19%	20.14%	21.42%	11.50%	10.65%	10.61%	(0.22)%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$171,322	$11,770	$39,432	$6,198	$159,831	$10,966	$25,783	$5
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.14%	1.89%	1.89%	0.89%	1.16%	1.91%	1.91%	0.90%(8)
Net investment income	0.93%	0.18%	0.18%	1.19%	1.31%	0.55%	0.55%	1.65%(8)
Portfolio Turnover of the Fund(5)	9%	9%	9%	9%	2%	2%	2%	2%(9)
Portfolio Turnover of Investment Grade Income Portfolio	107%	107%	107%	107%	113%	113%	113%	113%(10)
Portfolio Turnover of Large-Cap Core Research Portfolio	90%	90%	90%	90%	91%	91%	91%	91%(10)

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Balanced Fund
	Year Ended December 31,
	2011			2010			2009
	Class A	Class B	Class C	Class A	Class B	Class C	Class A	Class B	Class C
Net asset value - Beginning of year	$6.940	$6.940	$6.970	$6.470	$6.480	$6.490	$5.350	$5.360	$5.370
Income (Loss) From Operations
Net investment income(1)	$0.107	$0.055	$0.055	$0.093	$0.044	$0.044	$0.089	$0.047	$0.047
Net realized and unrealized gain (loss)	(0.016)	(0.018)	(0.018)	0.477	0.466	0.486	1.124	1.122	1.122
Total income from operations	$0.091	$0.037	$0.037	$0.570	$0.510	$0.530	$1.213	$1.169	$1.169
Less Distributions
From net investment income	$(0.121)	$(0.067)	$(0.067)	$(0.100)	$(0.050)	$(0.050)	$(0.093)	$(0.049)	$(0.049)
Total distributions	$(0.121)	$(0.067)	$(0.067)	$(0.100)	$(0.050)	$(0.050)	$(0.093)	$(0.049)	$(0.049)
Net asset value - End of year	$6.910	$6.910	$6.940	$6.940	$6.940	$6.970	$6.470	$6.480	$6.490
Total Return(2)	1.31%	0.53%	0.54%	8.92%	7.92%	8.21%	22.99%	22.01%	21.98%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$154,498	$12,903	$28,474	$176,533	$15,982	$31,594	$194,130	$18,889	$34,963
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.14%	1.89%	1.89%	1.19%	1.94%	1.94%	1.23%	1.98%	1.98%
Net investment income	1.54%	0.78%	0.79%	1.42%	0.67%	0.67%	1.57%	0.83%	0.83%
Portfolio Turnover of the Fund(5)	3%	3%	3%	1%	1%	1%	96%	96%	96%
Portfolio Turnover of Investment Grade Income Portfolio	100%	100%	100%	91%	91%	91%	94%	94%	94%
Portfolio Turnover of Large-Cap Value Portfolio	—	—	—	—	—	—	56%	56%	56%
Portfolio Turnover of Large-Cap Core Research Portfolio	64%	64%	64%	44%	44%	44%	10%(11)	10%(11)	10%(11)

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Dividend Builder Fund
	Year Ended December 31,
	2013				2012
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$10.870	$10.910	$10.910	$10.870	$9.800	$9.830	$9.830	$9.790
Income (Loss) From Operations
Net investment income(1)	$0.158	$0.068	$0.067	$0.189	$0.271	$0.192	$0.193	$0.296
Net realized and unrealized gain	2.582	2.590	2.592	2.581	1.039	1.048	1.047	1.051
Total income from operations	$2.740	$2.658	$2.659	$2.770	$1.310	$1.240	$1.240	$1.347
Less Distributions
From net investment income	$(0.180)	$(0.088)	$(0.089)	$(0.210)	$(0.240)	$(0.160)	$(0.160)	$(0.267)
Total distributions	$(0.180)	$(0.088)	$(0.089)	$(0.210)	$(0.240)	$(0.160)	$(0.160)	$(0.267)
Net asset value - End of year	$13.430	$13.480	$13.480	$13.430	$10.870	$10.910	$10.910	$10.870
Total Return(2)	25.40%	24.46%	24.47%	25.72%	13.50%	12.70%	12.70%	13.91%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$787,254	$46,262	$175,875	$67,746	$771,307	$49,498	$164,219	$66,792
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.06%	1.81%	1.81%	0.81%	1.07%	1.82%	1.82%	0.82%
Net investment income	1.30%	0.56%	0.55%	1.55%	2.59%	1.82%	1.83%	2.82%
Portfolio Turnover of the Portfolio	59%	59%	59%	59%	63%	63%	63%	63%

	Dividend Builder Fund
	Year Ended December 31,
	2011				2010
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$10.050	$10.070	$10.080	$10.040	$9.590	$9.610	$9.610	$9.580
Income (Loss) From Operations
Net investment income(1)	$0.373(12)	$0.299(12)	$0.300(12)	$0.399(12)	$0.322	$0.253	$0.254	$0.358
Net realized and unrealized gain (loss)	(0.263)	(0.255)	(0.265)	(0.264)	0.498	0.496	0.506	0.486
Total income from operations	$0.110	$0.044	$0.035	$0.135	$0.820	$0.749	$0.760	$0.844
Less Distributions
From net investment income	$(0.360)	$(0.284)	$(0.285)	$(0.385)	$(0.360)	$(0.289)	$(0.290)	$(0.384)
Total distributions	$(0.360)	$(0.284)	$(0.285)	$(0.385)	$(0.360)	$(0.289)	$(0.290)	$(0.384)
Net asset value - End of year	$9.800	$9.830	$9.830	$9.790	$10.050	$10.070	$10.080	$10.040
Total Return(2)	1.12%	0.45%	0.36%	1.38%	9.02%	8.06%	8.17%	9.18%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$805,556	$59,142	$174,161	$77,399	$981,721	$79,998	$204,098	$75,487
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.09%	1.84%	1.84%	0.84%	1.09%	1.84%	1.84%	0.84%
Net investment income	3.75%(12)	2.99%(12)	3.01%(12)	4.02%(12)	3.45%	2.70%	2.70%	3.83%
Portfolio Turnover of the Portfolio	87%	87%	87%	87%	100%	100%	100%	100%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Dividend Builder Fund
	Year Ended December 31,
	2009
	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$8.860	$8.890	$8.890	$8.860
Income (Loss) From Operations
Net investment income(1)	$0.358(13)	$0.294(13)	$0.298(13)	$0.442(13)
Net realized and unrealized gain	0.732	0.727	0.723	0.658
Total income from operations	$1.090	$1.021	$1.021	$1.100
Less Distributions
From net investment income	$(0.360)	$(0.301)	$(0.301)	$(0.380)
Total distributions	$9.590	$9.610	$9.610	$9.580
Net asset value - End of year	12.88%	12.05%	12.05%	13.15%
Total Return(2)
Ratios/Supplemental Data	$1,107,722	$91,836	$218,955	$50,879
Net assets, end of year (000’s omitted)
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.19%	1.94%	1.94%	0.94%
Net investment income	4.24%(13)	3.48%(13)	3.52%(13)	5.08%(13)
Portfolio Turnover of the Portfolio	152%	152%	152%	152%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Large-Cap Core Research Fund
	Year Ended December 31,
	2013			2012			2011
	Class A	Class C	Class I	Class A	Class C	Class I	Class A	Class C	Class I
Net asset value - Beginning of year	$13.330	$13.200	$13.330	$12.980	$12.880	$12.980	$13.350	$13.270	$13.360
Income (Loss) From Operations
Net investment income (loss)(1)	$0.063	$(0.053)	$0.102	$0.100	$(0.007)	$0.132	$0.098	$0.005	$0.130
Net realized and unrealized gain (loss)	4.232	4.165	4.233	1.941	1.926	1.946	(0.373)	(0.371)	(0.379)
Total income (loss) from operations	$4.295	$4.112	$4.335	$2.041	$1.919	$2.078	$(0.275)	$(0.366)	$(0.249)
Less Distributions
From net investment income	$(0.065)	$(0.010)	$(0.105)	$(0.102)	$(0.010)	$(0.139)	$(0.095)	$(0.024)	$(0.131)
From net realized gain	(1.710)	(1.662)	(1.710)	(1.589)	(1.589)	(1.589)	—	—	—
Total distributions	$(1.775)	$(1.672)	$(1.815)	$(1.691)	$(1.599)	$(1.728)	$(0.095)	$(0.024)	$(0.131)
Net asset value - End of year	$15.850	$15.640	$15.850	$13.330	$13.200	$13.330	$12.980	$12.880	$12.980
Total Return(2)	32.83%	31.72%	33.14%	15.59%	14.78%	15.89%	(2.06)%	(2.76)%	(1.86)%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$43,270	$8,123	$11,622	$37,308	$5,382	$8,876	$38,113	$5,276	$15,454
Ratios (as a percentage of average daily net assets):
Expenses(14)	1.25%	2.00%	1.00%	1.25%	2.00%	1.00%	1.25%	2.00%	1.00%
Net investment income (loss)	0.41%	(0.35)%	0.66%	0.70%	(0.05)%	0.92%	0.74%	0.04%	0.97%
Portfolio Turnover of the Portfolio	90%	90%	90%	91%	91%	91%	64%	64%	64%

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

	Large-Cap Core Research Fund
	Period Ended December 31,						Period Ended October 31,
	2010			2009(15)			2009
	Class A	Class C	Class I	Class A	Class C	Class I	Class A	Class C(16)	Class I
Net asset value - Beginning of period	$12.170	$12.130	$12.170	$11.280	$11.280	$11.290	$10.290	$11.520	$10.300
Income (Loss) From Operations
Net investment income (loss)(1)	$0.071	$(0.017)	$0.103	$0.020	$(0.003)	$0.021	$0.102	$(0.011)	$0.120
Net realized and unrealized gain (loss)	1.159	1.158	1.164	0.946	0.944	0.959	0.948	(0.229)	0.949
Total income (loss) from operations	$1.230	$1.141	$1.267	$0.966	$0.941	$0.980	$1.050	$(0.240)	$1.069
Less Distributions
From net investment income	$(0.050)	$(0.001)	$(0.077)	$(0.076)	$(0.091)	$(0.100)	$(0.060)	$—	$(0.079)
Total distributions	$(0.050)	$(0.001)	$(0.077)	$(0.076)	$(0.091)	$(0.100)	$(0.060)	$—	$(0.079)
Net asset value - End of period	$13.350	$13.270	$13.360	$12.170	$12.130	$12.170	$11.280	$11.280	$11.290
Total Return(2)	10.11%	9.40%	10.41%	8.56%(7)	8.34%(7)	8.67%(7)	10.32%	(2.08)%(7)	10.54%
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$38,877	$1,637	$17,505	$22,141	$426	$7,317	$22,264	$55	$3,901
Ratios (as a percentage of average daily net assets):
Expenses (14)	1.25%	2.00%	1.00%	1.25%(8)	2.00%(8)	1.00%(8)	1.25%	2.00%(8)	1.00%
Net investment income (loss)	0.58%	(0.14)%	0.84%	0.99%(8)	(0.14)%(8)	1.06%(8)	1.00%	(1.09)%(8)	1.16%
Portfolio Turnover of the Portfolio	44%	44%	44%	10%(7)	10%(7)	10%(7)	—	—	—
Portfolio Turnover of the Fund(18)	—	—	—	—	—	—	54%	54%(17)	54%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Large-Cap Growth Fund
	Year Ended December 31,
	2013				2012
	Class A	Class C	Class I	Class R	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$17.540	$16.190	$17.750	$17.400	$15.730	$14.630	$15.910	$15.640
Income (Loss) From Operations
Net investment income (loss)(1)	$0.012	$(0.127)	$0.063	$(0.037)	$0.002	$(0.118)	$0.050	$(0.038)
Net realized and unrealized gain	6.069	5.558	6.138	5.998	1.992	1.862	2.012	1.982
Total income from operations	$6.081	$5.431	$6.201	$5.961	$1.994	$1.744	$2.062	$1.944
Less Distributions
From net investment income	$(0.001)	$(0.001)	$(0.001)	$(0.001)	$—	$—	$(0.038)	$—
From net realized gain	(2.700)	(2.700)	(2.700)	(2.700)	(0.184)	(0.184)	(0.184)	(0.184)
Total distributions	$(2.701)	$(2.701)	$(2.701)	$(2.701)	$(0.184)	$(0.184)	$(0.222)	$(0.184)
Net asset value - End of year	$20.920	$18.920	$21.250	$20.660	$17.540	$16.190	$17.750	$17.400
Total Return(2)	35.35%	34.27%	35.61%	34.94%	12.66%	11.91%	13.01%	12.42%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$89,426	$29,318	$28,336	$2,417	$86,843	$22,422	$29,920	$1,729
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(19)	1.25%	2.00%	1.00%	1.50%	1.25%	2.00%	1.00%	1.50%
Net investment income (loss)	0.06%	(0.68)%	0.31%	(0.18)%	0.01%	(0.74)%	0.29%	(0.22)%
Portfolio Turnover of the Portfolio	42%	42%	42%	42%	40%	40%	40%	40%

	Large-Cap Growth Fund
	Year Ended December 31,
	2011				2010
	Class A	Class C	Class I	Class R	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$16.630	$15.590	$16.780	$16.580	$14.550	$13.740	$14.640	$14.530
Income (Loss) From Operations
Net investment income (loss)(1)	$0.009	$(0.107)	$0.051	$(0.029)	$0.019	$(0.089)	$0.053	$(0.011)
Net realized and unrealized gain (loss)	(0.909)	(0.853)	(0.921)	(0.911)	2.061	1.939	2.087	2.061
Total income (loss) from operations	$(0.900)	$(0.960)	$(0.870)	$(0.940)	$2.080	$1.850	$2.140	$2.050
Net asset value - End of year	$15.730	$14.630	$15.910	$15.640	$16.630	$15.590	$16.780	$16.580
Total Return(2)	(5.41)%	(6.16)%	(5.24)%	(5.67)%	14.30%	13.46%	14.62%	14.11%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$99,259	$23,524	$30,675	$1,378	$113,771	$27,905	$27,560	$575
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(19)	1.25%	2.00%	1.00%	1.50%	1.25%	2.00%	1.00%	1.50%
Net investment income (loss)	0.05%	(0.70)%	0.31%	(0.18)%	0.13%	(0.64)%	0.35%	(0.08)%
Portfolio Turnover of the Portfolio	69%	69%	69%	69%	59%	59%	59%	59%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Large-Cap Growth Fund
	Period Ended December 31,
	2009
	Class A	Class C	Class I	Class R(20)
Net asset value - Beginning of period	$10.680	$10.160	$10.720	$12.660
Income (Loss) From Operations
Net investment income (loss)(1)	$0.014	$(0.072)	$0.056	$(0.008)
Net realized and unrealized gain	3.856	3.652	3.864	1.878
Total income from operations	$3.870	$3.580	$3.920	$1.870
Net asset value - End of period	$14.550	$13.740	$14.640	$14.530
Total Return(2)	36.11%	35.10%	36.57%	14.77%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$85,281	$25,645	$22,984	$1
Ratios (as a percentage of average daily net assets):
Expenses (3)(4)(19)	1.25%	2.00%	1.00%	1.50%(8)
Net investment income (loss)	0.12%	(0.62)%	0.43%	(0.15)%(8)
Portfolio Turnover of the Portfolio	60%	60%	60%	60%(21)

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Large-Cap Value Fund
	Year Ended December 31,
	2013				2012
	Class A	Class C	Class I	Class R	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$19.500	$19.510	$19.550	$19.470	$17.130	$17.130	$17.170	$17.100
Income (Loss) From Operations
Net investment income(1)	$0.267	$0.100	$0.326	$0.212	$0.289	$0.156	$0.340	$0.245
Net realized and unrealized gain	5.402	5.401	5.411	5.391	2.399	2.400	2.408	2.395
Total income from operations	$5.669	$5.501	$5.737	$5.603	$2.688	$2.556	$2.748	$2.640
Less Distributions
From net investment income	$(0.266)	$(0.098)	$(0.324)	$(0.210)	$(0.318)	$(0.176)	$(0.368)	$(0.270)
From net realized gain	(0.993)	(0.993)	(0.993)	(0.993)	—	—	—	—
Total distributions	$(1.259)	$(1.091)	$(1.317)	$(1.203)	$(0.318)	$(0.176)	$(0.368)	$(0.270)
Net asset value - End of year	$23.910	$23.920	$23.970	$23.870	$19.500	$19.510	$19.550	$19.470
Total Return(2)	29.34%	28.37%	29.65%	29.01%	15.77%	14.96%	16.10%	15.51%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$2,912,022	$454,829	$2,892,359	$162,242	$3,327,753	$420,095	$3,186,538	$181,565
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	0.99%	1.74%	0.74%	1.24%	0.99%	1.74%	0.74%	1.24%
Net investment income	1.20%	0.45%	1.46%	0.95%	1.56%	0.83%	1.82%	1.32%
Portfolio Turnover of the Portfolio	49%	49%	49%	49%	31%	31%	31%	31%

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

	Large-Cap Value Fund
	Year Ended December 31,
	2011				2010
	Class A	Class C	Class I	Class R	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$18.220	$18.220	$18.270	$18.190	$16.740	$16.740	$16.780	$16.720
Income (Loss) From Operations
Net investment income(1)	$0.259	$0.125	$0.305	$0.216	$0.187	$0.061	$0.232	$0.147
Net realized and unrealized gain (loss)	(1.076)	(1.079)	(1.086)	(1.078)	1.478	1.477	1.486	1.467
Total income (loss) from operations	$(0.817)	$(0.954)	$(0.781)	$(0.862)	$1.665	$1.538	$1.718	$1.614
Less Distributions
From net investment income	$(0.273)	$(0.136)	$(0.319)	$(0.228)	$(0.185)	$(0.058)	$(0.228)	$(0.144)
Total distributions	$(0.273)	$(0.136)	$(0.319)	$(0.228)	$(0.185)	$(0.058)	$(0.228)	$(0.144)
Net asset value - End of year	$17.130	$17.130	$17.170	$17.100	$18.220	$18.220	$18.270	$18.190
Total Return(2)	(4.48)%	(5.23)%	(4.27)%	(4.73)%	10.05%	9.22%	10.36%	9.73%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$6,521,082	$497,372	$4,757,063	$278,225	$9,185,081	$735,496	$6,947,018	$359,681
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	0.98%	1.73%	0.73%	1.23%	0.98%	1.73%	0.73%	1.23%
Net investment income	1.45%	0.70%	1.70%	1.21%	1.11%	0.36%	1.37%	0.87%
Portfolio Turnover of the Portfolio	41%	41%	41%	41%	31%	31%	31%	31%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Large-Cap Value Fund
	Year Ended December 31,
	2009
	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$14.540	$14.540	$14.580	$14.530
Income (Loss) From Operations
Net investment income(1)	$0.216	$0.111	$0.251	$0.180
Net realized and unrealized gain	2.207	2.203	2.208	2.198
Total income from operations	$2.423	$2.314	$2.459	$2.378
Less Distributions
From net investment income	$(0.223)	$(0.114)	$(0.259)	$(0.188)
Total distributions	$(0.223)	$(0.114)	$(0.259)	$(0.188)
Net asset value - End of year	$16.740	$16.740	$16.780	$16.720
Total Return(2)	17.01%	16.13%	17.26%	16.67%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$9,470,973	$749,389	$5,482,122	$315,491
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.03%	1.78%	0.78%	1.28%
Net investment income	1.49%	0.77%	1.70%	1.24%
Portfolio Turnover of the Portfolio	56%	56%	56%	56%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Real Estate Fund
	Period Ended December 31,
	2013		2012		2011		2010		2009
	Class A	Class I	Class A	Class I	Class A	Class I	Class A(22)	Class I	Class I
Net asset value - Beginning of period	$11.300	$11.300	$9.960	$9.960	$9.280	$9.270	$7.860	$7.360	$5.890
Income (Loss) From Operations
Net investment income(1)	$0.123	$0.151	$0.121	$0.149	$0.095	$0.102	$0.069	$0.094	$0.147
Net realized and unrealized gain (loss)	(0.072)	(0.060)	1.423	1.421	0.750	0.774	1.494	1.967	1.516
Total income from operations	$0.051	$0.091	$1.544	$1.570	$0.845	$0.876	$1.563	$2.061	$1.633
Less Distributions
From net investment income	$(0.117)	$(0.147)	$(0.131)	$(0.157)	$(0.091)	$(0.102)	$(0.073)	$(0.077)	$(0.131)
From net realized gain	(0.144)	(0.144)	(0.073)	(0.073)	—	—	—	—	—
Tax return of capital	—	—	—	—	(0.074)	(0.084)	(0.070)	(0.074)	(0.062)
Total distributions	$(0.261)	$(0.291)	$(0.204)	$(0.230)	$(0.165)	$(0.186)	$(0.143)	$(0.151)	$(0.193)
Net asset value - End of period	$11.090	$11.100	$11.300	$11.300	$9.960	$9.960	$9.280	$9.270	$7.360
Total Return(2)	0.41%	0.76%	15.54%	15.81%	9.15%	9.50%	20.00%(7)	28.13%	28.17%
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$7,438	$18,955	$8.692	$22,728	$4,550	$5,498	$608	$3,604	$587
Ratios (as a percentage of average daily net assets):
Expenses(23)	1.25%	1.00%	1.29%	1.04%	1.40%	1.15%	1.40%(8)	1.15%	1.15%
Net investment income	1.05%	1.29%	1.10%	1.35%	0.98%	1.05%	1.36%(8)	1.10%	2.54%
Portfolio Turnover	22%	22%	33%	33%	22%	22%	34%(24)	34%	24%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Small-Cap Fund
	Year Ended December 31,
	2013					2012
	Class A	Class B	Class C	Class I	Class R	Class A	Class B	Class C	Class I	Class R
Net asset value - Beginning of year	$14.170	$13.900	$13.450	$14.720	$14.040	$13.550	$13.300	$12.900	$14.050	$13.460
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.084)	$(0.201)	$(0.195)	$(0.036)	$(0.110)	$(0.008)	$(0.111)	$(0.107)	$0.030	$(0.027)
Net realized and unrealized gain	5.031	4.908	4.752	5.233	4.967	1.611	1.574	1.530	1.665	1.584
Total income from operations	$4.947	$4.707	$4.557	$5.197	$4.857	$1.603	$1.463	$1.423	$1.695	$1.557
Less Distributions
From net investment income	$(0.008)	$(0.008)	$(0.008)	$(0.008)	$(0.008)	$(0.124)	$(0.004)	$(0.014)	$(0.166)	$(0.118)
From net realized gain	(1.069)	(1.069)	(1.069)	(1.069)	(1.069)	(0.859)	(0.859)	(0.859)	(0.859)	(0.859)
Total distributions	$(1.077)	$(1.077)	$(1.077)	$(1.077)	$(1.077)	$(0.983)	$(0.863)	$(0.873)	$(1.025)	$(0.977)
Net asset value - End of year	$18.040	$17.530	$16.930	$18.840	$17.820	$14.170	$13.900	$13.450	$14.720	$14.040
Total Return(2)	35.25%	34.20%	34.24%	35.63%	34.93%	11.85%	11.00%	11.03%	12.08%	11.58%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$37,128	$3,832	$13,806	$171,120	$205	$32,126	$3,421	$11,099	$131,456	$65
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.36%	2.11%	2.11%	1.12%	1.61%	1.40%	2.16%	2.16%	1.15%	1.65%
Net investment income (loss)	(0.51)%	(1.25)%	(1.25)%	(0.21)%	(0.66)%	(0.06)%	(0.81)%	(0.80)%	0.21%	(0.19)%
Portfolio Turnover of the Portfolio(25)	—	—	—	—	—	31%(7)	31%(7)	31%(7)	31%(7)	31%(7)
Portfolio Turnover of the Fund	44%	44%	44%	44%	44%	31%(7)(26)	31%(7)(26)	31%(7)(26)	31%(7)(26)	31%(7)(26)

	Small-Cap Fund
	Year Ended December 31,
	2011					2010
	Class A	Class B	Class C	Class I	Class R	Class A	Class B	Class C	Class I	Class R
Net asset value - Beginning of year	$14.390	$14.230	$13.800	$14.880	$14.330	$11.520	$11.480	$11.140	$11.890	$11.510
Income (Loss) From Operations
Net investment loss(1)	$(0.124)	$(0.226)	$(0.221)	$(0.088)	$(0.159)	$(0.130)	$(0.221)	$(0.213)	$(0.101)	$(0.157)
Net realized and unrealized gain (loss)	(0.716)	(0.704)	(0.679)	(0.742)	(0.711)	3.000	2.971	2.873	3.091	2.977
Total income (loss) from operations	$(0.840)	$(0.930)	$(0.900)	$(0.830)	$(0.870)	$2.870	$2.750	$2.660	$2.990	$2.820
Net asset value - End of year	$13.550	$13.300	$12.900	$14.050	$13.460	$14.390	$14.230	$13.800	$14.880	$14.330
Total Return(2)	(5.84)%	(6.54)%	(6.52)%	(5.58)%	(6.07)%	24.91%	23.95%	23.88%	25.15%	24.50%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$44,565	$4,724	$13,663	$100,509	$37	$64,271	$5,104	$17,986	$94,817	$50
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.48%	2.23%	2.23%	1.23%	1.73%	1.50%(27)	2.25%(27)	2.25%(27)	1.25%(28)	1.75%(29)
Net investment loss	(0.87)%	(1.61)%	(1.62)%	(0.60)%	(1.12)%	(1.07)%	(1.82)%	(1.81)%	(0.80)%	(1.28)%
Portfolio Turnover of the Portfolio(25)	85%	85%	85%	85%	85%	96%	96%	96%	96%	96%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Small-Cap Fund
	Period Ended December 31,
	2009
	Class A	Class B	Class C	Class I	Class R(20)
Net asset value - Beginning of period	$8.260	$8.290	$8.040	$8.500	$9.820
Income (Loss) From Operations
Net investment loss(1)	$(0.085)	$(0.156)	$(0.153)	$(0.077)	$(0.061)
Net realized and unrealized gain	3.345	3.346	3.253	3.467	1.751
Total income from operations	$3.260	$3.190	$3.100	$3.390	$1.690
Net asset value - End of period	$11.520	$11.480	$11.140	$11.890	$11.510
Total Return(2)	39.47%	38.48%	38.39%	39.88%	17.21%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$54,950	$3,674	$15,030	$39,921	$28
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.50%(27)	2.25%(27)	2.25%(27)	1.25%(28)	1.75%(8)(29)
Net investment loss	(0.91)%	(1.66)%	(1.67)%	(0.73)%	(1.36)%(8)
Portfolio Turnover of the Portfolio(25)	91%	91%	91%	91%	91%(21)

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Small-Cap Value Fund
	Year Ended December 31,
	2013				2012
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$14.230	$13.510	$13.460	$14.350	$14.120	$13.560	$13.520	$14.190
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.053)	$(0.167)	$(0.165)	$(0.010)	$0.020	$(0.088)	$(0.086)	$0.061
Net realized and unrealized gain	4.476	4.230	4.218	4.523	1.341	1.289	1.277	1.350
Total income from operations	$4.423	$4.063	$4.053	$4.513	$1.361	$1.201	$1.191	$1.411
Less Distributions
From net realized gain	$(1.273)	$(1.273)	$(1.273)	$(1.273)	$(1.251)	$(1.251)	$(1.251)	$(1.251)
Total distributions	$(1.273)	$(1.273)	$(1.273)	$(1.273)	$(1.251)	$(1.251)	$(1.251)	$(1.251)
Net asset value - End of year	$17.380	$16.300	$16.240	$17.590	$14.230	$13.510	$13.460	$14.350
Total Return(2)(30)	31.47%	30.47%	30.51%	31.84%	9.59%	8.80%	8.76%	9.89%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$24,197	$2,345	$9,876	$2,428	$19,174	$2,041	$7,911	$1,598
Ratios (as a percentage of average daily net assets):
Expenses(4)(30)	1.45%	2.20%	2.20%	1.20%	1.45%	2.20%	2.20%	1.20%
Net investment income (loss)	(0.32)%	(1.08)%	(1.07)%	(0.06)%	0.14%	(0.62)%	(0.61)%	0.41%
Portfolio Turnover	52%	52%	52%	52%	36%	36%	36%	36%

	Small-Cap Value Fund
	Period Ended December 31,
	2011				2010
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$14.510	$14.050	$14.000	$14.550	$12.320	$12.020	$11.980	$12.330
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.012)	$(0.117)	$(0.115)	$0.035	$0.003(31)	$(0.094)(31)	$(0.093)(31)	$0.044(31)
Net realized and unrealized gain (loss)	(0.233)	(0.228)	(0.220)	(0.250)	2.187	2.124	2.113	2.176
Total income (loss) from operations	$(0.245)	$(0.345)	$(0.335)	$(0.215)	$2.190	$2.030	$2.020	$2.220
Less Distributions
From net realized gain	$(0.145)	$(0.145)	$(0.145)	$(0.145)	$—	$—	$—	$—
Total distributions	$(0.145)	$(0.145)	$(0.145)	$(0.145)	$—	$—	$—	$—
Net asset value - End of year	$14.120	$13.560	$13.520	$14.190	$14.510	$14.050	$14.000	$14.550
Total Return(2)(30)	(1.68)%	(2.45)%	(2.39)%	(1.47)%	17.78%	16.89%	16.86%	18.00%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$22,099	$2,371	$8,702	$1,322	$25,220	$2,666	$9,225	$468
Ratios (as a percentage of average daily net assets):
Expenses(4)(30)	1.56%	2.31%	2.31%	1.28%	1.65%	2.40%	2.40%	1.40%
Net investment income (loss)	(0.09)%	(0.84)%	(0.83)%	0.24%	0.03%(31)	(0.74)%(31)	(0.74)%(31)	0.34%(31)
Portfolio Turnover	30%	30%	30%	30%	42%	42%	42%	42%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Small-Cap Value Fund
	Year Ended December 31,
	2009
	Class A	Class B	Class C	Class I(32)
Net asset value - Beginning of period	$9.910	$9.740	$9.720	$11.600
Income (Loss) From Operations
Net investment income (loss)(1)	$0.027	$(0.046)	$(0.049)	$0.008
Net realized and unrealized gain	2.383	2.326	2.309	0.722
Total income from operations	$2.410	$2.280	$2.260	$0.730
Net asset value - End of period	$12.320	$12.020	$11.980	$12.330
Total Return(2)(30)	24.32%	23.41%	23.38%	6.29%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$18,471	$2,277	$8,056	$103
Ratios (as a percentage of average daily net assets):
Expenses(4)(30)	1.65%	2.40%	2.40%	1.40%(8)
Net investment income (loss)	0.26%	(0.46)%	(0.49)%	0.28%(8)
Portfolio Turnover	48%	48%	48%	48%(21)

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Financial Highlights (continued)

	Special Equities Fund
	Year Ended December 31,
	2013			2012
	Class A	Class C	Class I	Class A	Class C	Class I
Net asset value - Beginning of year	$16.260	$15.390	$16.320	$15.250	$14.550	$15.270
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.087)	$(0.216)	$(0.029)	$(0.030)	$(0.146)	$0.010
Net realized and unrealized gain	6.017	5.683	6.044	1.040	0.986	1.040
Total income from operations	$5.930	$5.467	$6.015	$1.010	$0.840	$1.050
Less Distributions
From net investment income	$(0.120)	$(0.097)	$(0.115)	$—	$—	$—
Total distributions	$(0.120)	$(0.097)	$(0.115)	$—	$—	$—
Net asset value - End of year	$22.070	$20.760	$22.220	$16.260	$15.390	$16.320
Total Return(2)	36.54%	35.59%	36.93%	6.62%	5.77%	6.88%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$42,046	$3,280	$18,404	$35,592	$2,818	$11,550
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.31%	2.06%	1.06%	1.43%	2.19%	1.18%
Net investment income (loss)	(0.45)%	(1.20)%	(0.15)%	(0.18)%	(0.96)%	0.06%
Portfolio Turnover of the Portfolio(25)	—	—	—	26%(7)	26%(7)	26%(7)
Portfolio Turnover of the Fund	61%	61%	61%	37%(7)(26)	37%(7)(26)	37%(7)(26)

	Special Equities Fund
	Period Ended December 31,
	2011			2010		2009
	Class A	Class C	Class I(34)	Class A	Class C	Class A	Class C
Net asset value - Beginning of period	$15.940	$15.320	$16.300	$12.860	$12.450	$9.520	$9.290
Income (Loss) From Operations
Net investment loss(1)	$(0.106)(33)	$(0.219)(33)	$(0.021)	$(0.013)(35)	$(0.111)(35)	$(0.091)	$(0.165)
Net realized and unrealized gain (loss)	(0.584)	(0.551)	(1.009)	3.093	2.981	3.431	3.325
Total income (loss) from operations	$(0.690)	$(0.770)	$(1.030)	$3.080	$2.870	$3.340	$3.160
Net asset value - End of period	$15.250	$14.550	$15.270	$15.940	$15.320	$12.860	$12.450
Total Return(2)	(4.33)%	(5.03)%	(6.32)%(7)	23.95%	23.05%	35.08%	34.02%
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$40,087	$4,146	$9,042	$66,278	$7,300	$58,962	$6,930
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.40%	2.15%	1.15%(8)	1.39%	2.14%	1.57%	2.32%
Net investment loss	(0.65)%(33)	(1.41)%(33)	(0.32)%(8)	(0.09)%(35)	(0.84)%(35)	(0.87)%	(1.62)%
Portfolio Turnover of the Portfolio(25)	84%	84%	84%(36)	78%	78%	77%	77%

(See footnotes on last page.)

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

(1)

Computed using average shares outstanding.

(2)

Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges, if applicable.

(3)

Includes the Fund’s share of the Portfolio’s/Portfolios’ allocated expenses (for the period while the Fund was investing in the Portfolio, if applicable).

(4)

Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)

Percentage is based on the Fund’s contributions to and withdrawals from the Portfolios and excludes the investment activity of the Portfolios.

(6)

For the period from commencement of operations on September 28, 2012 to December 31, 2012.

(7)

Not annualized.

(8)

Annualized.

(9)

For the Fund’s year ended December 31, 2012.

(10)

For the Portfolio’s year ended December 31, 2012.

(11)

For the period from the start of business, November 1, 2009, to December 31, 2009.

(12)

Net investment income per share reflects special dividends allocated from the Portfolio which amounted to $0.092 per share.  Excluding special dividends, the ratio of net investment income to average daily net assets would have been 2.83%, 2.07%, 2.08% and 3.09% for Class A, Class B, Class C and Class I, respectively.

(13)

Net investment income per share reflects special dividends allocated from the Portfolio which amounted to $0.092, $0.092, $0.095 and $0.154 per share for Class A, Class B, Class C and Class I, respectively.  Excluding special dividends, the ratio of net investment income to average daily net assets would have been 3.15%, 2.39%, 2.40% and 3.30% for Class A, Class B, Class C and Class I, respectively.

(14)

The administrator of the Fund waived its fees and subsidized certain operating expenses (equal to 0.19%, 0.21%, 0.21%, 0.24% and 0.84% of average daily net assets for the years ended December 31, 2013, 2012, 2011 and 2010 and the two months ended December 31, 2009, respectively).  The investment adviser waived its investment adviser fee, the administrator waived its administration fee and the investment adviser subsidized certain operating expenses (equal to 0.93% of average daily net assets for the year ended October 31, 2009).  Absent the waivers and subsidy, total return would be lower.

(15)

For the two months ended December 31, 2009.  The Fund changed its fiscal year end from October 31 to December 31.

(16)

For the period from commencement of operations on October 1, 2009 to October 31, 2009.

(17)

For the Fund’s year ended October 31, 2009.

(18)

Represents the rate of portfolio activity for the period during which the Fund was making investments directly in securities.

(19)

The administrator of the Fund subsidized certain operating expenses (equal to 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

(20)

For the period from commencement of operations on August 3, 2009 to December 31, 2009.

(21)

For the Portfolio’s year ended December 31, 2009.

(22)

For the period from the commencement of operations, June 9, 2010 to December 31, 2010.

(23)

The administrator of the Fund subsidized certain operating expenses (equal to 0.27%, 0.24%, 1.28% and 4.54% of average daily net assets for the years ended December 31, 2013, 2012, 2011 and the period ended December 31, 2010, respectively, for Class A and equal to 0.27%, 0.24%, 1.28%, 4.54% and 19.96% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively, for Class I).  Absent this subsidy, total return would be lower.

(24)

For the year ended December 31, 2010.

(25)

Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(26)

For the period from May 1, 2012 through December 31, 2012 when the Fund was making investments directly in securities.

(27)

The investment adviser of the Portfolio voluntarily waived a portion of its investment adviser fee and/or the administrator subsidized certain operating expenses (equal to 0.05% and 0.30% of average daily net assets for the years ended December 31, 2010 and 2009, respectively).  Absent this waiver and/or subsidy, total return would be lower.

(28)

The administrator of the Fund subsidized certain operating expenses (equal to 0.05% and 0.30% of average daily net assets for the years ended December 31, 2010 and 2009, respectively).  Absent this subsidy, total return would be lower.

(29)

The administrator of the Fund subsidized certain operating expenses (equal to 0.05% and 0.30% of average daily net assets for the year ended December 31, 2010 and the period ended December 31, 2009, respectively).  Absent this subsidy, total return would be lower.

(30)

The investment adviser and/or administrator subsidized certain operating expenses (equal to 0.55%, 0.63%, 0.49%, 0.39% and 0.74% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010, and 2009, respectively).  Prior to March 19, 2012, a portion of the subsidy was borne by the sub-adviser.  Absent this subsidy, total return would be lower.

(31)

Net investment income per share reflects special dividends which amounted to $0.026, $0.023, $0.023 and $0.033 per share for Class A, Class B, Class C and Class I, respectively.  Excluding special dividends, the ratio of net investment loss (income) to average daily net assets would have been (0.17)%, (0.93)%, (0.93)% and 0.09% for Class A, Class B, Class C and Class I, respectively.

(32)

For the period from the start of business, October 1, 2009, to December 31, 2009.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

(33)

Net investment loss per share reflects a special dividend allocated from the Portfolio which amounted to $0.023, $0.021 and $0.021 per share for Class A, Class B and Class C shares, respectively.  Excluding the special dividend, the ratio of net investment loss to average daily net assets would have been (0.80)%, (1.53)% and (1.55)% for Class A, Class B and Class C shares, respectively.

(34)

For the period from commencement of operations on July 29, 2011 to December 31, 2011.

(35)

Net investment loss per share reflects a special dividend allocated from the Portfolio which amounted to $0.021, $0.020 and $0.020 per share for Class A, Class B and Class C shares, respectively.  Excluding the special dividend, the ratio of net investment loss to average daily net assets would have been (0.24)%, (1.05)% and (0.99)% for Class A, Class B and Class C shares, respectively.

(36)

For the Portfolio’s year ended December 31, 2011.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

Further Information about the Portfolios

Balanced Fund normally invests in the following Portfolios. As such, shareholders will be subject to the investment strategies of the Portfolios. The investment objective(s) and principal strategies of each Portfolio are described below. The Portfolios may employ other types of strategies and invest in other types of securities that are not described below.

Investment Grade Income Portfolio.  The Portfolio’s investment objectives are to seek current income and total return.  The Portfolio seeks to achieve its investment objectives by investing primarily in fixed-income securities, which may include preferred stocks, corporate bonds, U.S. Government securities, money market instruments, mortgage-backed securities (including collateralized mortgage obligations and so-called “seasoned” mortgage-backed securities), commercial mortgage-backed securities, asset-backed securities (including collateralized debt obligations and collateralized loan obligations) and convertible debt securities.  The Portfolio may invest significantly in securities issued by various U.S. Government sponsored entities, such as the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and Federal Home Loan Banks.  Under normal market conditions, the Portfolio invests at least 80% of its net assets in investment grade securities which are rated at least BBB by S&P or Baa by Moody’s or Fitch or in unrated securities determined by the investment adviser to be of comparable quality (the “80% Policy”).  The Portfolio limits investment in securities rated below investment grade (i.e., rated below BBB by S&P or Baa by Moody’s or Fitch) and credit derivatives where the credit rating of the reference instrument is below investment grade to not more than 15% of its total assets, and may invest in securities in any rating category, including those in default.  For purposes of rating restrictions, if securities are rated differently by the rating agencies, the higher rating is used.  The Portfolio may invest up to 10% of its net assets in inflation-linked debt securities.  The Portfolio may also invest up to 10% of its net assets in municipal securities directly or through investments in other investment companies.  The securities held by the Portfolio are expected to have an average effective maturity between five and ten years.  The Portfolio may invest up to 25% of its total assets in foreign securities, some of which may be located in emerging market countries.  As an alternative to holding foreign securities directly, the Portfolio may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign securities).  The Portfolio may invest a portion of its assets in Eurodollar and Yankee Dollar Instruments.  The Portfolio may lend its securities.  The Portfolio may, at times, engage in derivative transactions (such as options, swaptions, interest rate swaps, forward rate contracts, futures contracts, and options thereon, forward foreign currency exchange contracts and credit derivatives) to seek to hedge against fluctuations in securities prices, interest rates or currency exchange rates, to seek to enhance returns or as a substitute for purchasing or selling securities or currencies.  Permitted credit derivatives include credit default swaps, total return swaps and credit options.

Under its investment advisory agreement with Investment Grade Income Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)*
Up to $1 billion	0.450%
$1 billion up to $2 billion	0.425%
$2 billion up to $5 billion	0.415%
Over $5 billion	0.405%

*

Pursuant to a fee reduction agreement effective October 15, 2007.

For the fiscal year ended December 31, 2013, the effective annual rate of advisory fee paid to BMR, based on average daily net assets of Investment Grade Income Portfolio was 0.45%.

Thomas H. Luster and Bernard Scozzafava have served as the portfolio managers of Investment Grade Income Portfolio since February 1, 2010.  Mr. Luster has been a fixed-income analyst and a portfolio manager at Eaton Vance for more than five years, and is a Vice President of Eaton Vance and BMR.  Mr. Scozzafava has been a fixed-income analyst at Eaton Vance for more than five years and is a Vice President of Eaton Vance and BMR.

Large-Cap Core Research Portfolio.  The Portfolio’s investment objective is to achieve long-term capital appreciation by investing in a diversified portfolio of equity securities.  Under normal market conditions, the Portfolio invests at least 80% of its net assets in stocks of large-cap companies.  Large-cap companies are companies having market capitalizations above the 20th percentile of all companies included in the S&P 500 Index.  The Portfolio generally intends to maintain investments in all or substantially all of the market sectors represented in the S&P 500 Index.  Particular stocks owned will not mirror the S&P 500 Index.  The Portfolio may invest up to 25% of its assets in foreign securities located in developed or emerging market countries.  As an alternative to holding foreign stocks directly, the Portfolio may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Portfolio may also invest in other pooled investment vehicles and may lend its securities.  The Portfolio may

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  The Portfolio expects to use derivatives principally when seeking to gain exposure to equity securities by writing put options or to generate income by writing covered call options or put options.  The Portfolio may also enter into a combination of option transactions on individual securities.  Permitted derivatives include:  the purchase or sale of forward or futures contracts; options on futures contracts; exchange-traded and over-the-counter options; equity collars and equity swap agreements.

More information about the investment advisory fees and the portfolio manager is available under “Management and Organization” in this Prospectus.

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014

More Information

About the Funds:  More information is available in the Statement of Additional Information.  The Statement of Additional Information is incorporated by reference into this Prospectus.  Additional information about each Fund’s and Portfolio’s investments is available in the annual and semiannual reports to shareholders.  In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during the past fiscal year.  You may obtain free copies of the Statement of Additional Information and the shareholder reports on Eaton Vance’s website at www.eatonvance.com or by contacting the principal underwriter:

Eaton Vance Distributors, Inc.
Two International Place
Boston, MA  02110
1-800-262-1122
website: www.eatonvance.com

You will find and may copy information about each Fund (including the Statement of Additional Information and shareholder reports):  at the SEC’s public reference room in Washington, DC (call 1-800-732-0330 for information on the operation of the public reference room); on the EDGAR Database on the SEC’s website (www.sec.gov); or, upon payment of copying fees, by writing to the SEC’s Public Reference Section, 100 F Street, NE, Washington, DC 20549-0102, or by electronic mail at publicinfo@sec.gov.

Shareholder Inquiries:  You can obtain more information from Eaton Vance Shareholder Services or the Fund transfer agent, BNY Mellon Investment Servicing (US) Inc.  If you own shares and would like to add to, redeem or change your account, please write or call below:

Regular Mailing Address: Eaton Vance Funds P.O. Box 9653 Providence, RI 02940-9653	Overnight Mailing Address: Eaton Vance Funds 4400 Computer Drive Westborough, MA 01581	Phone Number: 1-800-262-1122 Monday – Friday 8:30 a.m. – 5:30 p.m. ET

The Investment Company Act No. of each Fund except Eaton Vance Large-Cap Core Research Fund is 811-01545 and the Investment Company Act No. of Eaton Vance Large-Cap Core Research Fund is 811-04015.
480 7.1.14	© 2014 Eaton Vance Management

Eaton Vance Domestic Equity Funds

Prospectus dated May 1, 2014 as revised July 1, 2014